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                                                                    Exhibit 10.5

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                             MASTER LEASE AGREEMENT

                           Dated as of April 22, 1998

                                     Between

                          AMERICOLD REAL ESTATE, L.P.,

                                  as Landlord,

                                       and

                             AMERICOLD CORPORATION,

                                    as Tenant

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                                TABLE OF CONTENTS
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                                    ARTICLE I

1.1   Leased Property..........................................................1
1.2   Release of Unimproved Parcels.  .........................................2
1.3   Uneconomic Property; Tenant Option to Purchase Leased Properties.........3
1.4   Initial Term.............................................................4
1.5   Renewal Terms............................................................4
1.6   Condition of the Leased Property.........................................5

                                   ARTICLE II

2.1   Definitions..............................................................6

                                   ARTICLE III

3.1   Rent....................................................................21
3.2   Net Lease...............................................................25

                                   ARTICLE IV

4.1   No Termination, Abatement, etc..........................................26
4.2   Abatement Procedures....................................................26

                                    ARTICLE V

                        OWNERSHIP OF THE LEASED PROPERTY

5.1   Ownership of the Leased Property........................................27
5.2   Tenant's Personal Property..............................................27


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                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

6.1   Tenant Covenants........................................................28

                                   ARTICLE VII

                               NEGATIVE COVENANTS

7.1   Tenant's Negative Covenants.............................................33

                                  ARTICLE VIII

                              ALTERATIONS; LEASING

8.1   Alterations.............................................................34
8.2   Subletting and Assignment; Warehouse Agreements.........................38
      8.2.1 Generally.........................................................38
      8.2.2 Certain Sublettings and Assignments...............................39
      8.2.3 Landlord's Right to Collect from Assignees and Subtenants.........39
      8.2.4 No Release........................................................39
      8.2.5 Required Assignment and Subletting Provisions.....................39
      8.2.6 Reimbursement of Landlord's Costs.................................40
      8.2.7 Warehouse Agreements..............................................40
      8.2.8 Certain Leases Senior.  ..........................................40
8.3   Sublease and Warehouse Agreement Limitation.............................41
8.4   Collateral Assignment of Subleases and Warehouse Agreements to
      Landlord................................................................41
8.5   Leasehold Mortgages.....................................................41
      8.5.1  Landlord's Estate................................................41
      8.5.2  Certain Leasehold Mortgage Requirements..........................41
      8.5.3  Leasehold Mortgagee Provisions...................................42
      8.5.4  Leasehold Mortgagee's Rights upon Termination of this Lease......44
      8.5.5  Notice of Arbitration. ..........................................45


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                                   ARTICLE IX

9.1   Maintenance and Repair..................................................46
9.2   Encroachments, Restrictions, etc........................................47

                                    ARTICLE X

                            CASUALTY AND CONDEMNATION

10.1  Insurance...............................................................48
10.2  Casualty; Application of Proceeds.......................................54
10.3  Condemnation............................................................57

                                   ARTICLE XI

                              ACCOUNTS AND RESERVES

11.1  Cash Management Procedures..............................................58

                                   ARTICLE XII

12.1  Events of Default.......................................................58
12.2  Certain Remedies........................................................60
12.3  Damages.................................................................60
12.4  Waiver..................................................................61
12.5  Application of Funds....................................................62

                                  ARTICLE XIII

13.1  Landlord's Right to Cure Tenant's Default...............................62


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                                   ARTICLE XIV

14.1  Holding Over............................................................62

                                   ARTICLE XV

                                  SUBORDINATION

15.1  Subordination and Nondisturbance........................................63
15.2  Attornment..............................................................63
15.3  Notice of Default to Landlord's Lender..................................64
15.4  Modifications to Secure Financing.......................................64
15.5  Delivery of Notices to Landlord's Lender................................64
15.6  Right of Landlord's Lender to Enforce Lease.............................65
15.7  Exercise of Landlord's Discretion.......................................65

                                   ARTICLE XVI

16.1  Indemnification.........................................................65

                                  ARTICLE XVII

17.1  No Waiver...............................................................66

                                  ARTICLE XVIII

18.1  Remedies Cumulative.....................................................67

                                   ARTICLE XIX

19.1  Acceptance of Surrender.................................................67


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                                   ARTICLE XX

20.1     No Merger of Title...................................................67

                                   ARTICLE XXI

21.1     Conveyance by Landlord...............................................67

                                  ARTICLE XXII

22.1     Quiet Enjoyment......................................................68

                                  ARTICLE XXIII

23.1     Notices..............................................................68

                                  ARTICLE XXIV

24.1     Appraisers...........................................................69

                                   ARTICLE XXV

25.1     General REIT Provisions..............................................70
         25.1.1 REIT Requirements.............................................70
         25.1.2 Satisfaction of REIT Requirements.............................71

                                  ARTICLE XXVI

                             ENVIRONMENTAL INDEMNITY


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                                  ARTICLE XXVII

                                  MISCELLANEOUS

27.1  Survival of Claims......................................................72
27.2  Severability............................................................72
27.3  Maximum Permissible Rate................................................72
27.4  Headings................................................................72
27.5  Exculpation.............................................................72
27.7  Exhibition of Leased Property...........................................72
27.8  Entire Agreement........................................................73
27.9  Governing Law...........................................................73
27.10 No Waiver...............................................................73
27.11 Successors and Assigns..................................................73
27.12 Modifications in Writing................................................73

                                 ARTICLE XXVIII

28.1  Memorandum of Lease.....................................................74

                                  ARTICLE XXIX

29.1 Provisions Relating to Purchase of the Leased Personal Property..........74

LIST OF EXHIBITS

Exhibit A1 - Legal Description of the Lands

Exhibit 1.5(b) - List of Ground Leases and Expiration Dates

Exhibit 2(a) - GSMC Loan Agreement

Exhibit 3.1(a) - Minimum Rent Allocations

Exhibit 3.1(b) - Calculation of Percentage Rent

Exhibit 6.1(j) - Deferred Maintenance Conditions (excluding environmental)


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Exhibit 8.2.8 - Senior Leases

Exhibit 11.1 - Cash Management Procedures

Exhibit 15.1- Form of Non-Disturbance Agreement

Exhibit 26.1 - Deferred Maintenance Conditions -- Environmental


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      MASTER LEASE AGREEMENT (this "Lease"), dated as of the 22nd day of April,
1998, between AMERICOLD REAL ESTATE, L.P. ("Landlord"), a Delaware limited partnership, having its principal office c/o Vornado Realty L.P., Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention: Chief Executive Officer, and AMERICOLD CORPORATION ("Tenant"), an Oregon corporation, having its principal offices at One Concourse Parkway, Suite 150, Atlanta, Georgia 30328,
Attention: Chief Executive Officer.

                                    RECITALS

      WHEREAS, Landlord has agreed to let to Tenant, and Tenant has agreed to lease from Landlord, certain parcels of real property and improvements each for use and operation as dry and cold warehousing facilities and related uses, defined hereinbelow as the "Leased Property" (all capitalized terms used but not elsewhere defined herein shall have the meaning provided therefor in Article II hereof).

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    ARTICLE I

      1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (collectively, the "Leased Property"):

            (i) those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 attached hereto and made a part hereof (collectively, the "Land");

            (ii) all buildings, structures, Fixtures and other improvements of every kind, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased
      Improvements");

            (iii) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and
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            (iv) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air- and water-pollution-control, waste-disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire- and theft-protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but excluding all items included within Tenant's Personal Property (collectively the "Fixtures").

      1.2 Release of Unimproved Parcels. Notwithstanding anything herein to the contrary, Landlord shall have the right from time to time to terminate this Lease, with respect to any Unimproved Parcels located at the Leased Property as well as grant in connection therewith in respect of the Leased Property remaining subject to this Lease reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes at no cost to Landlord and with no adjustment in Rent; provided, in each such case,
(x) such Unimproved Parcel shall be used either for the purpose of erecting, maintaining and operating cold or dry storage structures or other structures and improvements not inconsistent with the use of the related Leased Property, and
(y) such termination will not materially adversely affect either the value of the remaining portion of the related Leased Property (as distinguished from the value of the entire Leased Property) or the net operating income of the remaining portion of the Leased Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the Unimproved Parcel by Landlord were not to occur), as supported by the Officer's Certificate of Landlord described below. As used herein, "Unimproved Parcel" shall mean, with respect to a Leased Property, one or more land areas comprising such Leased Property on which no improvements generating Receipts are situate, and not materially required for the generation of Receipts. In connection with any termination permitted pursuant to this Section, Tenant agrees to execute and deliver any instrument reasonably necessary or appropriate to facilitate said action, subject to Tenant's receipt of:

      1.    a plot plan identifying the location of the applicable Unimproved
            Parcel;

      2. a metes and bounds description of the portion of such Unimproved Parcel; and


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      3.    an amendment to the legal description attached as an exhibit to this
            Lease implementing the proposed release, including a metes and bounds description of the portion of the Land at the relevant Leased Property that will continue to be subject to this Lease after the proposed termination.

      1.3   Uneconomic Property; Tenant Option to Purchase Leased Properties.

      (a) Subject to the terms of this Section, if, at any time during the Term, in the good faith judgment of Tenant (as evidenced by an Officer's Certificate on behalf of Tenant which describes the basis for such judgment), (x) any Leased Property becomes or imminently will become uneconomic or unsuitable for its Primary Intended Use, and will remain uneconomic or unsuitable for such use for the foreseeable future, and Tenant undertakes to cease its operation of such Leased Property for its Primary Intended Use as soon as is reasonably practicable or (y) a Default hereunder relating to a particular Leased Property has occurred and is continuing and Tenant, notwithstanding the exercise of reasonable diligence, is unable to cure such Event of Default other than by terminating this Lease with respect to the Leased Property in question (in each case, any such Leased Property, an "Uneconomic Property"), then Tenant shall have the right, so long as (i) no Event of Default shall have occurred and be continuing (other than one arising from the Default described in clause (y) above), and (ii) any other requirements relating to the substitution of such Uneconomic Property under the GSMC Loan Agreement have been satisfied, to purchase such Uneconomic Property described in clause (x) above in accordance with the terms of this Section; provided that in no event shall Tenant be permitted to purchase more than six (6) Leased Properties during the Term pursuant to the terms of this Section. Tenant shall signify its election to exercise such purchase option by giving notice of the election to Landlord, accompanied by the Officer's Certificate described in the immediately preceding sentence. Tenant's restoration of the operations at any Uneconomic Property as a result of events which are not within the control of Tenant and were not foreseeable by Tenant at the time such Officer's Certificate was delivered shall not be deemed to evidence Tenant's bad faith in making the determination which is the subject of such Officer's Certificate.

      (b) In the event Tenant elects to exercise its right to purchase a Leased Property pursuant to this Section, Tenant shall described in clause (x) above, offer to Landlord a property owned by Tenant of like kind and quality to the Leased Property proposed to be purchased by Tenant (each a "New Leased Property"), which New Leased Property, if accepted by Landlord (in Landlord's reasonable discretion), would serve as consideration for Tenant's purchase of the Leased Property in question. Upon any purchase of an Uneconomic Property pursuant to this Section, such New Leased Property shall be a Leased Property hereunder. As a condition to any such purchase, Tenant shall deliver to Landlord
(i) a deed evidencing the transfer of the fee interest in the New Leased Property to Landlord, (ii) a Title Policy with respect to the New Leased


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Property, (iii) a survey of the New Leased Property, (iv) environmental reports relating to the New Leased Property, (iv) an amendment to this Lease (x) terminating this Lease with respect to the Uneconomic Property and (y) causing the New Leased Property to become a Leased Property hereunder and (v) any and all other documents, reports, legal opinions or other items reasonably requested by Landlord. Upon any such purchase, the Uneconomic Property removed will no longer be a Leased Property hereunder and this Lease, as such related to the Uneconomic Property in question will be terminated. The Release Amount assigned to the Uneconomic Property shall be assigned to the New Leased Property.

      (c) Tenant hereby covenants and agrees that any purchase of an Uneconomic Property pursuant to this Section shall not in any way impair the obligations of Tenant to make payments of Rent hereunder.

      (d) Tenant hereby agrees to pay all expenses in connection with any actions taken pursuant to this Section, including all out-of-pocket expenses and costs incurred by Landlord or Landlord's Lender (or any of their respective affiliates), regardless whether a substitution is ultimately effected, including fees and costs of: audits; travel; accounting services; environmental and engineering reports; credit reports; appraisals; property evaluations; preparation, negotiation, execution and delivery of any amendments of or documents supplemental to this Lease or Landlord's Loan Documents; attorneys' fees and expenses of Landlord and Landlord's Lender; transfer, transfer gains, intangibles, deed and mortgage recording taxes; title insurance; survey; and document recordings and filings.

      1.4 Initial Term. The initial term of this Lease (the "Initial Term") shall commence on the Commencement Date and shall expire on April 30, 2013, unless otherwise terminated as provided herein.

      1.5 Renewal Terms. (a) If no Event of Default shall have occurred and be continuing, Tenant shall have the right to renew this Lease (as to all, but not less than all, the Leased Property subject to this Lease at such time) for two
(2) successive five (5) year terms ("Extended Terms") upon giving written notice to Landlord of each such renewal at least eighteen (18) months prior to the termination of the then current Term. During each such Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Minimum Rent for and during each Extended Term shall be the greater of (i) the then current fair market rental ("Fair Market Rental"), which unless otherwise mutually agreed to by Landlord and Tenant shall be determined by the appraisal procedure set forth in Article XXIV and (ii) the Minimum Rent for the Lease Year immediately preceding the Extended Term plus five percent (5%). Tenant's failure


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to exercise its renewal option as to the first Extended Term shall result in the loss of its renewal option as to the second Extended Term.

      (b) Notwithstanding the terms of Section 1.5(a) to the contrary, with respect to each of those certain Ground Leases identified on Exhibit 1.5(b) hereto, the Tenant's right to an Extended Term shall be limited such that the same shall expire (regardless of the length of any Extended Term that would otherwise be applicable pursuant to the above provisions of this Section 1.5(a)) on the date that is five (5) years prior to the last expiration date of such Ground Lease, taking into account any renewal terms in respect of such Ground Lease.

      (c) Landlord shall exercise renewal rights (if any) that are available under each Ground Lease so as to provide Tenant, to the greatest extent possible, with an Extended Term described in Section 1.5(a), provided that Landlord shall not be required to exercise any renewal option in respect of any Ground Lease unless prior to such time Tenant shall have duly exercised its renewal option hereunder and, failing such renewal by Landlord, Tenant would not have the full Extended Term available to it by reason of Section 1.5(b).

      (d) If Landlord or any Affiliate of Landlord shall purchase any fee or other interest in a Leased Property that is superior to the interest of Landlord, such as the ground lessor's interest in a Ground Leased Property, then the estate of Landlord and such superior interest shall not merge and, without limiting the foregoing, Tenant shall continue to be liable hereunder to pay any ground rent and perform any other obligations of the lessee under such Ground Lease. Further, in the event Landlord or any Affiliate of Landlord acquires a ground lessor's interest in a Ground Leased Property and the term of the related Ground Lease shall have expired, then Landlord or such Affiliate shall have the right to enter into a new Ground Lease and receive from Tenant reimbursement (or payment) of ground rent in an amount equal to the same ground rent as was payable under the expired Ground Lease, increased by 5 percent, and increased again by 5 percent every fifth anniversary of the commencement of the new Ground Lease.

      1.6 Condition of the Leased Property. Tenant acknowledges (a) receipt and delivery of possession of the Leased Property, (b) that Tenant has inspected and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and (c) that Tenant has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the Leased Property "AS IS" in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, AS TO ACCESS TO THE LEASED PROPERTY OR AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR


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AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO THE ABSENCE OF
ANY DEFECT, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

                                   ARTICLE II

      2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, (iv) the words "herein," hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision, (v) the term "including" and words of similar import shall be deemed to be followed by the phrase "without limitation," (vi) the term "attorneys' fees" and "attorneys' fees and expenses" and words of similar import shall be deemed preceded with the word "reasonable," and (vii) the phrase "Leased Property" shall be deemed to mean a specific Leased Property or all of the Leased Property, as the context may require, and shall be deemed to be followed by the phrase "or any portion thereof".

      Additional Charges: As defined in Article III.

      Affiliate: A Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

      Aggregate Threshold Amount: As defined in Article VIII.

      Alteration: As defined in Section 8.1.

      Annual Budget: Tenant's annual budget setting forth, in reasonable detail, Tenant's good faith estimates of the anticipated results of operations of the Leased Property (taken as a whole), including Receipts, all Operating Expenses, management


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fees and capital expenditures, approved by Landlord in accordance with Section
6.1(h)(4) hereof.

      Atlanta Parent, Inc.: Atlanta Parent, Inc., a Delaware corporation.

      Business Day: Any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

      Cash: Coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

      Cash Management Procedures: As defined in Section 11.1.

      Casualty: As defined in Section 10.2.

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date: The date of this Lease.

      Condemnation: As defined in Section 10.3.

      CPI Increase: When used to qualify a fixed dollar amount set forth herein at the date in question, such fixed dollar amount, as increased by the percentage by which the Consumer Price Index for All Items, Urban Consumers published by the United States Department of Labor, applicable to the United States (all items) (base year 1982-84 = 100) (the "Consumer Price Index"), or any successor index thereof as such successor index may be appropriately adjusted to establish substantial equivalence with the Consumer Price Index, shall have increased over such Consumer Price Index (or successor, equivalent or comparable index, as applicable) for the month in 1998 in which the Commencement Date occurs. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then whenever the determination of a CPI Increase figure is called for herein, the Consumer Price Index shall be converted in accordance with the conversion factors published by the United States Department of Labor, Bureau of Labor Statistics, or, if said Bureau shall not publish the same, as the same may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information selected by Landlord. If the Consumer Price Index ceases to be published and there is no successor thereto, such other index as Landlord shall reasonably select shall be substituted for the Consumer Price Index.

      Credit Facility: Shall mean a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, which shall not be secured by any Leased Property, for the benefit of Landlord (or, at Landlord's option, Landlord's Lender) and entitling


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such beneficiary to draw thereon in New York, New York or in such other city as
Landlord's office may be located (or, at Landlord's option, the corporate trust office of Landlord's Lender) may be located at the time of the issuance of such letter of credit, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the then Required Rating, or, if the Required Rating is "AAA" and there are no domestic banks or U.S. agencies or branches of a foreign bank having such long-term unsecured debt rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank the long-term unsecured debt rating of which is not lower than "AA" by the Rating Agencies. Such Credit Facility shall provide that (i) it will automatically renew unless the issuer of such Credit Facility delivers written notice to the beneficiary (and to Landlord, if Landlord is not the beneficiary) at least thirty (30) days prior to its expiration that such Credit Facility will not be renewed and (ii) if not so renewed, the beneficiary shall be entitled to draw upon the full amount thereof. Without in any way limiting the generality of the foregoing, if any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is thirty (30) days prior to its expiration, the beneficiary shall be entitled to draw upon the full amount thereof.

      Crescent Operating: Crescent Operating, Inc., a Delaware corporation.

      Crescent Realty: Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

      Crescent Trust: Crescent Real Estate Equities Company, a Texas real estate investment trust.

      Default: The occurrence of any event hereunder which, but for the giving of notice or passage of time, or both, would be an Event of Default hereunder.

      Depositary: Landlord or, at Landlord's election, Landlord's Lender or a depositary selected by Landlord, it being agreed that different Persons may serve as Depositary at any one time and from time to time.

      Eligible Collateral: U.S. Government Securities, Debt Securities, a Credit Facility, Cash and Cash Equivalents, and a guaranty of payment and performance (in form and substance reasonably satisfactory to Landlord) by Vornado Trust or Vornado Realty (provided Vornado Trust or Vornado Realty, as applicable, has a long-term unsecured debt rating at least equal to the Investment Grade rating) and/or Crescent Trust or Crescent Realty (provided Crescent Trust or Crescent Realty, as applicable, has a long-term unsecured debt rating at least equal to the Investment Grade rating), or any combination of the foregoing.


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      Environmental Laws: Any and all of the following as applicable to Tenant and/or the Leased Property: present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities relating to any Hazardous Substances or Hazardous Substances Activity (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601, et seq.) as heretofore or hereafter amended from time to time).

      Event of Default: As defined in Article XII.

      Extended Term: As defined in Article I.

      Fair Market Rental: With respect to a particular Leased Property, the rental that a willing tenant not compelled to rent would pay a willing landlord not compelled to let for such Leased Property, excluding all capital improvements (as distinguished from necessary repairs and replacements) paid for by Tenant, determined in accordance with the appraisal procedures set forth in
Article XXIV or in such other manner as shall be mutually acceptable to Landlord and Tenant.

      Fair Market Value: With respect to a particular Leased Property, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, excluding all capital improvements (as distinguished from necessary repairs and replacements) paid for by Tenant, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXIV or in such other manner as shall be mutually acceptable to Landlord and Tenant, and (c) not taking into account any reduction in value resulting from any indebtedness to which such Leased Property is subject except as expressly provided hereinbelow. In determining such Fair Market Value, the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance which is not removed at or prior to the closing of the transaction as to which such Fair Market Value determination is being made shall be taken into account.

      Fiscal Year: Each twelve (12) month period from January 1 to December 31.

      Fixtures: As defined in Article I.

      Governmental Authority: Any court, board, agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

      Ground Lease: Each of the ground leases identified on Exhibit 1.5(b) hereto.

      Ground Leased Property: Collectively, the Leased Property identified on
Exhibit 1.5(b) hereto.

      GSMC Loan Agreement: That certain loan agreement, dated as of the date hereof, relating to the Initial Landlord's Debt, a copy of which is attached hereto for convenience of reference as Exhibit 2. Nothing herein shall be construed to make Tenant a party to such loan agreement.

      Hazardous Substances: Any of the following: (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity" and (ii) any petroleum, natural gas, natural gas liquid, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or reduction of crude oil, natural gas, or geothermal resources. Without limiting the foregoing, Hazardous Substances shall also include asbestos and asbestos-containing materials and polychlorinated biphenyls.

      Initial Term: As defined in Article I.

      Institutional Lender: Any one or more of the following: a bank, investment bank, trust company, broker-dealer, insurance company, separate account, pension fund, retirement plan, governmental agency, real estate investment trust, investment company, investment company adviser or pension fund adviser, or any Affiliate of any of the foregoing, in each case, whether acting for its own account or as a trustee, fiduciary or agent of others.

      Insurance Premiums: As defined in Section 10.1(d).

      Interest Rate: 6.99 percent per annum.

      Insurance Requirements: All terms of any insurance policy required hereunder covering or applicable to the Leased Property, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of

Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Leased Property or any use of the Leased Property.

      Land: As defined in Article I with respect to the Leased Property.

      Landlord: Americold Real Estate, L.P., a Delaware limited partnership, and its successors and assigns.

      Landlord Liens: Liens on or against the Leased Property or this Lease or any payment of Rent (i) in favor of any taxing authority by reason of any tax excluded from the definition of "Taxes" hereunder owed by Landlord or (ii) securing Landlord's Debt.

      Landlord's Debt: The outstanding principal amount borrowed by Landlord from time to time, together with all interest accrued and unpaid thereon, and all other sums due in connection therewith, including any yield-maintenance payments or other prepayment premium or penalty, the payment of which may be secured by Landlord's interest in the Leased Property and the Rent and other amounts payable hereunder. As of the date hereof, "Landlord's Debt" means that certain loan in the aggregate principal amount of $297,000,000 made by Goldman Sachs Mortgage Company, which is secured by mortgages on the Leased Properties (which mortgages include an assignment of Landlord's interest in this Lease), and such Landlord's Debt is sometimes referred to herein as the "Initial Landlord's Debt."

      Landlord's Lender: The holder of Landlord's Debt from time to time, provided that if Landlord's Debt shall be held legally or beneficially by more than one Person, then Landlord's Lender shall be deemed to refer to only one such Person as selected by Landlord in a notice to Tenant or, failing such selection, as selected by Tenant.

      Landlord's Loan Documents: The instrument(s) and agreement(s) evidencing, establishing and securing Landlord's Debt, including (to the extent applicable) a promissory note, loan agreement, a mortgage, deed of trust or deed to secure debt and assignment of leases and rents.

      Lease Year: Any Fiscal Year or portion thereof during the Term, commencing with the 1998 Fiscal Year.

      Leased Improvements; Leased Property: Each as defined in Article I.

      Leasehold Mortgage: Any mortgage, deed of trust or other security interest encumbering Tenant's leasehold estate hereunder, or direct or indirect ownership interests in Tenant, which has been granted to secure repayment of debt of Tenant or the holders of such ownership interests.

      Leasehold Mortgagee: The holder of a Leasehold Mortgage from time to time.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Landlord, Tenant or the Leased Property, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant, at any time in force affecting the Leased Property (other than any subleases, this Lease, and service contracts and other similar agreements now in effect or hereafter entered into in the ordinary course of Tenant's business), including any which may (i) require repairs, modifications or alterations in or to the Leased Property, or (ii) in any way limit the use and enjoyment thereof.

      Litigation Costs: All costs reasonably incurred by Landlord in connection with the enforcement of any provision of this Lease, including attorneys' fees and expenses, court costs and reasonable consultants' fees and expenses.

      Lien: Any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Leased Property or Tenant, or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, notice or other instrument and mechanics', materialmen's and other similar liens and encumbrances.

      Major Subtenant: A tenant under a Sublease for all or substantially all of a Leased Property.

      Material Agreement: Operating Agreements and agreements (i) requiring payment by Tenant of more than $2,000,000 per annum and not cancellable without a penalty of $500,000 or more, or (ii) pursuant to which Tenant is entitled to receive more than $2,000,000 per year, relating, in each case, to the ownership, development, use, operation, leasing, maintenance or repair of the Leased Property, provided "Material Agreements" shall not include agreements pursuant to which either party thereto may discontinue the provision of, or request for, services, or the delivery of goods to Tenant for storage, without payment of any penalty or without notice to the other party (regardless whether the agreement is formally terminated) .

      Material Alteration: Any Alteration to be performed by or on behalf of Tenant at a Leased Property (other than an Alteration the cost of which a Subtenant is obligated to reimburse to Tenant and which Tenant reasonably believes will be so reimbursed), the cost of which as reasonably estimated by a Qualified Architect or Engineer exceeds the Threshold Amount.

      Material Casualty: As defined in Section 10.2.

      Material Condemnation: As defined in Section 10.2.

      Minimum Rent: As defined in Article III.

      Net Operating Income: Operating Income less Operating Expenses.

      New Leased Property: As defined in Article I.

      Notice: As defined in Article XXIII (regardless whether the same is capitalized herein).

      Officer's Certificate: A certificate made by an individual authorized to act on behalf of Tenant and, to the extent applicable, any constituent Person with respect to Tenant. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Vice President or Chief Financial Officer (or the equivalent) with respect to such corporation.

      Operating Agreements: Reciprocal easement and/or operating agreements; covenants, conditions and restrictions; and similar agreements affecting any Leased Property and binding upon and/or benefitting Landlord or Tenant and other third parties. Without limiting the foregoing, "Operating Agreements" shall not include any Warehouse Agreements.

      Operating Expenses: For any specified period, on an accrual basis, all expenses paid (or due and payable, except to the extent that the same constitute Trade Payables that are not more than 60 days outstanding) by Tenant during such period in connection with the operation of the Leased Property, as well as bookkeeping, accounting, insurance costs, wages and other costs and expenses incurred for the Leased Property and legal expenses incurred in connection with the operation of the Leased Property, determined, in each case, consistently with GAAP. "Operating Expenses" shall not include (1) depreciation or amortization or other noncash items (other than expenses that are due and payable but not yet paid), (2) the principal of and interest on any indebtedness (except for any payments required under any Permitted Equipment Leases), (3) income taxes or other taxes in the nature of income taxes, (4) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to any indebtedness (except for any of the same in connection with any Permitted Equipment Leases), (5) the cost of any capital expenditures (except for any payments required under any Permitted Equipment Leases), (6) distributions to the shareholders, members or partners in Tenant or any asset management fees or similar compensation payable to any Affiliate of Tenant, and (7) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Subtenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

      Operating Income: For any specified period, on an accrual basis, all income received or accrued by Tenant during such period in connection with the operation of the Leased Property, determined consistent with GAAP, including the following, but without duplication:

            (i) all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Tenant or its agents or employees from any and all sources arising from or attributable to the Leased Property, including any obligations now existing or hereafter arising or created out of the lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Tenant;

            (ii) charges received by Tenant for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for improvements, Taxes and other amounts payable to Tenant, under any Lease or other agreement relating to the Leased Property pursuant to which any portion of the Leased Property, utilities, facilities, equipment, parking facilities or other services are furnished by Tenant, but excluding any security deposits received;

            (iii) condemnation awards to the extent that such awards are compensation for lost rent;

            (iv) business interruption and loss of "rental value" insurance proceeds;

            (v) income from cash holdings and interest from notes in lieu of rent; and

            (vi) all other amounts received by Tenant during such period in respect of items which in accordance with GAAP would be included in Tenant's annual financial statements for such period or any other period as operating income of the Leased Property and which are reasonably expected to recur during the next two (2) years following the date on which Net Cash Flow or Net Operating Income is being calculated.

Notwithstanding the foregoing clauses (i) through (vi), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (i), (ii) and (iii) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Tenant's interest in the Leased Property or any interest therein (other than of the types described in clause (iii) above), (C) any repayments received from Subtenants of principal loaned or advanced to Subtenants by Tenant, or (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Subtenant to a Person other than Tenant or its agent.

      Other Charges: All ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining a Leased Property, now or hereafter levied or assessed or imposed against any Leased Property or any part thereof (subject to the same exclusion set forth in the proviso in the definition of "Taxes").

      Overdue Rate: On any date, a rate equal to the greater of (i) the Interest Rate and (ii) 2% above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

      Percentage Rent: As set forth in Exhibit 3.1(b) attached hereto.

      Permitted Encumbrances: Collectively, (a) all Liens disclosed in the Title Policy, (b) Liens, if any, for Taxes or Other Charges not yet payable or delinquent or which are being diligently contested in good faith in accordance with this Lease, (c) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's and other similar Liens arising in the ordinary course of business, and Liens for workers' compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are being diligently contested in good faith in accordance with the terms hereof, (d) Subleases, (e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances (including any of such matters incurred or entered into by Tenant in the ordinary course of business) which in each case do not diminish in any material respect the value of the affected Leased Property or affect in any material respect the validity, enforceability or priority of this Lease or the Liens created by Landlord's Loan Documents, and (f) such other title and survey exceptions as Landlord has approved or may approve in writing. In addition, "Permitted Encumbrances" shall include any Landlord Liens.

      Permitted Equipment Leases means capital and/or operating lease obligations in respect of equipment used at the Leased Property with an annual rent obligation not greater than $2,250,000 (as escalated by the CPI Increase).

      Permitted Investments: The following, subject to qualifications hereinafter set forth:

      1. Obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the U.S. These obligations include, but are not limited to:

                        o U.S. Treasury obligations All direct or fully guaranteed obligations
                        o Farmers Home Administration Certificates of beneficial ownership
                        o General Services Administration Participation certificates
                        o U.S. Maritime Administration Guaranteed Title XI financing
                        o Small Business Administration Guaranteed participation certificates Guaranteed pool certificates
                        o U.S. Department of Housing and Urban Development Local authority bonds
                        o Washington Metropolitan Area Transit Authority Guaranteed transit bonds

      2.    Federal Housing Administration debentures.

      3. Obligations of government-sponsored agencies that are not backed by the full faith and credit of the U.S., where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:

                        o Federal Home Loan Mortgage Corp. (FHLMC) Debt obligations

                        o Farm Credit System (formerly: Federal land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated systemwide bonds and notes
                        o Federal Home Loan Banks (FHL Banks) Consolidated debt obligations
                        o Federal National Mortgage Association (FNMA) Debt obligations
                        o Student Loan Marketing Association (SLMA) Debt obligations
                        o     Financing Corp. (FICO) Debt obligations
                        o     Resolution Funding Corp. (REFCORP) Debt
                              obligations.

      4. Federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated "A-1+" (or the equivalent) by the Rating Agencies or secured by U.S. Treasury obligations (as described in Paragraph 1 above).

      5. Deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC).

      6. Debt obligations maturing in 365 days or less that are rated AAA or higher (or the equivalent) by the Rating Agencies.

      7. Commercial paper rated "A-1+" (or the equivalent) by the Rating Agencies and maturing in 365 days or less.

      8. Investments in certain short-term debt of issuers rated "A-1" (or the equivalent) by the Rating Agencies may be permitted with certain restrictions. The total amount of debt from "A-1" issuers must be limited to the investment of an amount equal to Monthly Debt Service Payment Amount. The total amount of "A-1" investments should not represent more than 20% of the rated issue's outstanding principal amount and each investment should not mature beyond 30 days. Investment in "A-1" (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits, and banker's acceptances.

      9. Investment in money market funds rated "AAAm" or "AAm-G" (or the equivalent) by the Rating Agencies.

      10.   Such other investments as shall be approved in writing by Landlord.

Notwithstanding the foregoing, "Permitted Investments": (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) as to the investments described in (1), (3), (4), (5), (6), (7) and (8): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of 120 percent of the yield to maturity at par of such underlying investment. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of
(x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

      Person: Any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

      Policies: As defined in Section 10.1.

      Pre-Approved Party: Shall mean any one or more of the following:

            1.    Vornado Trust,
            2.    Vornado Realty,
            3.    Vornado Operating,
            4. Any one or more of the current common shareholders of Atlanta Parent, Inc., provided that such shareholder is an officer, director and/or trustee of Vornado Trust, Vornado Realty and/or Vornado Operating,
            5.    Atlanta Parent, Inc.
            6.    Crescent Trust,
            7.    Crescent Realty,
            8.    Crescent Operating,

            9. Any one or more of the current common shareholders of Crescent CS Holdings Corp. or Crescent CS Holdings II Corp., provided that such shareholder is an officer, director and/or trustee of Crescent Trust, Crescent Realty and/or Crescent Operating,
            10.   Crescent CS Holdings Corp. or Crescent CS Holdings II Corp.,
            11.   Americold Corporation,
            12.   URS Logistics, Inc.,
            13. any Person with or into which any one or more other Pre-Approved Parties is merged or consolidated or to which any one or more of such Persons transfer all or substantially all of its or their assets,
            14. any Person 51 percent or more owned, directly or indirectly, and controlled by one or more other Pre-Approved Parties, and
            15. any Person in which one or more Persons described in 1-14 above are operating partners or managing members.

      Primary Intended Use: As defined in Section 6.1.

      Qualified Architect or Engineer: Any experienced architect, engineer or construction manager licensed or registered in the jurisdiction where the applicable Leased Property is located, if required by the laws of such jurisdiction.

      Rating Agencies: Any one or more of the following designated by Landlord:
Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA or any other nationally- recognized statistical rating agency selected by Landlord.

      Receipts: The items described in Operating Income, determined, however, on a cash basis.

      REIT: As defined in Article XXV.

      REIT Requirements: As defined in Article XXV.

      Release Amount: With respect to each Leased Property, shall refer to the applicable "Release Amount" as set forth in the GSMC Loan Agreement. Landlord and Tenant hereby agree that, at such time as the Initial Landlord's Debt shall no longer be outstanding, Landlord and Tenant shall establish new mutually agreed upon Release Amounts with respect to each Leased Property (taking into account the requirements of any new Landlord's Debt) and to make any amendments to this Lease as may be necessary to effect the establishment of the same.

      Rent: Collectively, (i) the Minimum Rent, (ii) Percentage Rent and (iii) Additional Charges.

      Rental Period. As defined in Article III.

      Rent Payment Date. As defined in Article III.

      Restoration: As defined in Section 10.2.

      State: The State or Commonwealth in which the particular Leased Property in located.

      Sublease. Any lease, sublease, license agreement or occupancy agreement entered into by Tenant affecting all or any portion of the Leased Property, provided that Warehouse Agreements shall not be included within the definition of Subleases.

      Subtenant: A subtenant, licensee, occupant or other party to any Sublease.

      Superior Interests: As defined in Article XV.

      Superior Party: As defined in Article XV.

      Taxes: All real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents and other governmental charges now or hereafter levied or assessed or imposed against Landlord, Tenant or the Leased Property or rents therefrom or which may become Liens, provided that Taxes shall not include any income, franchise, estate, inheritance or gift taxes, or any other tax imposed on or measured by the net income of Landlord, except to the extent that the same is in direct substitution for a tax that would otherwise be included within the definition of "Taxes" hereunder.

      Tenant's Personal Property: All motor vehicles, machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or all other personal property, and consumable inventory and supplies, now owned or hereafter acquired by Tenant and located on the applicable Leased Property or used or useful in Tenant's business on such Leased Property, including all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, except items, if any, included within the definition of Fixtures.

      Term: Collectively, the Fixed Term and any Extended Terms, to the extent properly exercised by Tenant pursuant to the provisions of Article I, unless earlier terminated pursuant to the provisions of this Lease.

      Termination Amount: With respect to a specified Leased Property, the greater of the Fair Market Value thereof and the Release Amount therefor.

      Threshold Amount: Two million dollars ($2,000,000).

      Title Policy: The ALTA (or equivalent) title insurance policy acquired by Landlord (i) naming Landlord as the insured and (ii) insuring Landlord's ownership of the Leased Property subject to the exceptions and exclusions set forth therein.

      Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

      Uneconomic Property. As defined in Article I.

      Unimproved Parcel. As defined in Article I.

      Unsuitable for Its Primary Intended Use: A state or condition at a Leased Property such that by reason of damage or destruction, or a partial taking by condemnation, in the good faith judgment of Tenant, reasonably exercised, the Leased Property cannot by operated on a commercially practicable basis for its Primary Intended Use.

      Vornado Operating: Vornado Operating, Inc., a Delaware corporation.

      Vornado Realty: Vornado Realty L.P., a Delaware limited partnership.

      Vornado Trust: Vornado Realty Trust, a Maryland real estate investment trust.

      Warehouse Agreements: Warehousing agreements, logistics and services agreements, distribution agreements, handling agreements and other similar agreements in connection with the Primary Intended Use to the extent (but only to the extent) the same are for goods stored or services rendered at any Leased Property, in such forms and on such terms as are customarily entered into by Tenant, together with any amendments and modifications to such agreements.

                                   ARTICLE III

      3.1 Rent. Tenant will pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord may designate in writing from time to time, (i) Minimum Rent (as defined below), and (ii) Percentage Rent; provided that so long as the Initial Landlord's Debt is outstanding and Landlord is the "Borrower" thereunder, Minimum Rent and Percentage Rent shall be paid in accordance with the Cash Management Procedures. In addition, Tenant will pay to Landlord or the Person otherwise entitled thereto all Additional Charges during the Term on or before the same are delinquent.

      (a) Minimum Rent:

                  (i) For the period commencing on the Commencement Date through
            December 31, 2002, the sum of FORTY EIGHT MILLION ONE HUNDRED SIXTY FOUR THOUSAND AND 00/100 DOLLARS ($48,164,000.00) per annum.

                  (ii) For the period commencing on January 1, 2003 through
            December 31, 2007, the sum of FIFTY MILLION FIVE HUNDRED SEVENTY TWO THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($50,572,200.00) per annum.

                  (iii) For the period commencing on January 1, 2008 through
            April 30, 2013, the greater of (x) FIFTY THREE MILLION ONE HUNDRED THOUSAND EIGHT HUNDRED TEN AND 00/100 DOLLARS ($53,100,810.00) per annum and (y) the Fair Market Rental of the Leased Property, which unless otherwise mutually agreed to by Landlord and Tenant shall be determined by the appraisal procedure set forth in Article XXIV.

Minimum Rent shall be prorated among each Leased Property pursuant to the percentages set forth next to each Leased Property on Exhibit 3.1(a) attached hereto. Minimum Rent for each Fiscal Year shall be payable in arrears in twelve
(12) equal installments on the eleventh (11th) day of each calendar month of the Fixed Term and each Extended Term (the "Rent Payment Date"); provided that if such 11th day is not a Business Day, then the Rent Payment Date shall be the next preceding Business Day. Minimum Rent shall be paid for the period of eleventh (11th) of each month (or, if applicable, the Commencement Date) through the tenth (10th) of the next month (or, if applicable, the expiration of the Term) (each, a "Rental Period"), provided that the first and last payments of Minimum Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days in such Rental Period. The first installment payment of Minimum Rent shall be payable on May 11, 1998, for the Rental Period beginning with the Commencement Date and ending May 10, 1998.

      (b) Percentage Rent:

            (i) Generally. In addition to the Minimum Rent payable with respect to the Leased Property, Tenant shall pay Percentage Rent for each Lease Year, annually in arrears in one (1) installment, on the Rent Payment Date occurring in May of the following Lease Year, commencing in 1999.

            (ii) Presentation of Certificate and Audit. Together with the payment to be made under clause (i) above, Tenant shall deliver to Landlord an Officer's Certificate setting forth the Receipts for the Leased Property (on a Leased Property-by-Leased Property basis) (a) for the preceding Lease Year and (b) for each individual calendar quarter during the preceding Lease Year, together with an audit of such Receipts conducted by a "Big Six" firm of independent certified public accountants proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed).

            (iii) Confirmation of Percentage Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record Receipts for the Leased Property. Tenant shall retain such records, for at least three (3) years after the expiration of each Lease Year. Landlord, at its own expense, except as provided herein below, shall have the right, exercisable by Notice to Tenant within two (2) year after receipt of the applicable Officer's Certificate referred to in clause (ii) above, by its accountants or representatives to audit the information set forth in such Officer's Certificate and, in connection with such audits, to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns). If any such audit discloses a deficiency in the payment of Percentage Rent and either Tenant agrees with the result of such audit or the matter is otherwise compromised with Landlord, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof. If such deficiency, as determined or agreed upon or compromised as aforesaid, is more than four percent (4%) of the Receipts reported by Tenant for such Lease Year and, as a result, Landlord did not receive at least ninety-five percent (95%) of the Percentage Rent payable with respect to such Lease Year, Tenant shall pay the reasonable cost of such audit and examination. If any such audit discloses that Tenant paid more Percentage Rent for any Lease

      Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined or compromised, then (provided no Event of Default has occurred and is continuing) Landlord shall grant Tenant a credit equal to the amount of such overpayment against the Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate accruing from the date of payment by Tenant until the date such credit is applied. If such credit cannot be made because the Term has expired prior to application in full thereof, then (provided no Event of Default has occurred and is continuing and provided Tenant has paid all amounts required under this Lease), Landlord shall repay the unapplied balance of such credit to Tenant.

            (iv) Confidentiality. Any information obtained by Landlord with respect to Receipts, Operating Income and Operating Expenses pursuant to the provisions of this Lease shall be treated as confidential, except that such information may be (1) disclosed to the extent that it otherwise becomes public information, (2) disclosed to the extent that Landlord is advised by counsel that Landlord is required to disclose such information by subpoena, court order, securities laws and regulations, any other laws or regulations or stock-exchange requirements, (3) used in any litigation between the parties (subject to such confidentiality safeguards as Tenant may request and the courts may impose), (4) disclosed to Landlord's direct and indirect lenders and investors (and prospective direct and indirect lenders and investors), and (5) disclosed to the extent permitted in Landlord's Loan Documents relating to the Initial Landlord's Debt, provided that, with respect to the disclosures permitted under clauses
      (4), Landlord shall obtain the agreement of the Persons to whom disclosure is made to maintain such information as confidential in accordance with terms of this Subsection (iv) and in no event shall public or Rule 144A holders of Landlord's Debt be permitted to receive such information on an individual Leased Property basis.

            (v) Survival. The obligations of Tenant and Landlord contained in this Section 3.4 shall survive the expiration or earlier termination of this Lease.

      (c) Additional Charges. In addition to the Minimum Rent and Percentage Rent payable with respect to the Leased Property, Tenant shall pay and discharge as and when due and payable the following (collectively, "Additional Charges"):

            (1) Taxes and Other Charges. Tenant shall pay all Taxes and Other Charges as set forth in Section 6.1(b) herein.

            (2) Utility Charges. Tenant shall pay all charges for electricity, power, gas, oil, water, sanitary and storm sewer, refuse collection and other utilities used or consumed in connection with the applicable Leased Property during the Term.

            (3) Insurance Premiums. Tenant shall pay, as Additional Charges, all premiums for the insurance coverage required to be maintained pursuant to
      Article VIII hereof.

            (4) Other Charges. Tenant shall pay, as Additional Charges, all other amounts, liabilities and obligations that Tenant assumes or agrees to pay under this Lease, including all of its indemnification obligations set forth herein.

            (5) Late Payment of Rent. If any installment of Minimum Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord, if any) shall not be paid within five (5) Business Days after its due date, Tenant will pay to Landlord on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant timely pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. If Landlord's Loan Documents shall so require, or if any Additional Charges shall not be paid to a third party payee within five (5) Business Days after its due date, Landlord may at any time thereafter, at Landlord's option, require Tenant to deposit into an escrow account under the sole dominion and control of Landlord (or the applicable Landlord's Lender), on the first day of each month (or such other day(s) as Landlord shall reasonably specify), an amount which, together with similar escrow deposits on succeeding deposit dates, is sufficient to ensure that such escrow account shall contain an amount sufficient to make such payment on its next due date, in which event Landlord shall make all future payments for such expense from the escrow account. In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost that may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Rent. Landlord shall have the right to have such escrows held with a Depositary.

      (d) Funding Required into Cash Collateral Account. To the extent that, on the third (3rd) Business Day prior to each Rent Payment Date, there are not sufficient monies on deposit in the Cash Collateral Account (as defined in the Cash Management Procedures) to fund the amounts required to be funded pursuant to clauses (a),
(c) and (d) of the Cash Management Procedures and pay the Minimum Rent due on such Rent Payment Date, then Tenant shall be obligated to fund into the Cash Collateral Account on such third (3rd) Business Day an amount equal to such deficiency.

      3.2 Net Lease. The Minimum Rent and Percentage Rent, as well as such Additional Charges as are due and payable to Landlord, shall be paid absolutely net to Landlord, so that this Lease shall throughout the Term yield to Landlord the full amount of the installments of Minimum Rent and Percentage Rent, as well as any payments of Additional Charges payable to Landlord, subject to any other provisions of this Lease which expressly provide for adjustment or abatement of Rent or other charges.

                                   ARTICLE IV

      4.1 No Termination, Abatement, etc. Except as otherwise specifically provided herein, Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property from whatever cause or any taking of the Leased Property, (b) the interruption or discontinuance of any service or utility servicing the applicable Leased Property, (c) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title, (d) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (f) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(i) modify, surrender or terminate this Lease or quit or surrender the Leased Property, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions this Lease. In any instance where, after the occurrence of an Event of Default, Landlord retains funds which, but for the occurrence of such Event of Default, would be payable to Tenant, Landlord shall refund such funds to Tenant to the extent the amount thereof exceeds the amount necessary to compensate Landlord for any cost, loss or damage incurred in connection with such Event of Default.

      4.2 Abatement Procedures. In the event of a partial taking or temporary taking, which taking does not render the Leased Property Unsuitable for its Primary Intended Use, this Lease shall not terminate, but the Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Tenant and Landlord. If Landlord and Tenant are unable to agree upon the amount of such abatement within thirty (30) days after such taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution. Pending such resolution, Tenant shall remain bound to pay Rent based upon the amounts asserted by Landlord to be due and payable, provided Landlord shall remain liable for the repayment to Tenant of amounts ultimately determined to be overpaid to Landlord.

                                    ARTICLE V

                        OWNERSHIP OF THE LEASED PROPERTY

      5.1 Ownership of the Leased Property. Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease, provided that, until the expiration or earlier termination of this Lease, all capital improvements and additions made by Tenant, at Tenant's expense, to any Leased Property shall be the property of Tenant and, upon the expiration or earlier termination of this Lease, title to such improvements, additions and replacements shall vest in Landlord.

      5.2 Tenant's Personal Property. Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Lease Term all such Tenant's Personal Property as shall be necessary to operate each Leased Property in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Tenant's Personal Property not removed by Tenant within thirty (30) days following the expiration or earlier termination of this Lease with respect to such Leased Property where such Tenant's Personal Property is located shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      6.1 Tenant Covenants. Tenant hereby covenants and agrees with Landlord that:

      (a) Existence; Use of Leased Property; Legal Compliance; Insurance.

            (i) Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Leased Property. Tenant shall at all times maintain and preserve the Leased Property and shall keep the Leased Property in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto; provided that Tenant shall, without the consent of Landlord, make no Alteration to any Leased Property which constitutes "Nonseverable Improvements" as such term is used in Section 4(4).03 of IRS Revenue Procedure 75-21, as modified by IRS Revenue Procedure 79-48, unless the conditions of Section 4(4).03(B) are satisfied and the alteration is described in at least one of the subparagraphs of Section 4(4).03(C). Tenant will operate, maintain, repair and improve the Leased Property in material compliance with all Legal Requirements, and will not cause or allow the same to be misused or wasted or to deteriorate, reasonable wear and tear excepted.

            (ii) After the Commencement Date and throughout the entire Term, Tenant shall use the applicable Leased Property and the Leased Improvements thereof as a dry and cold storage warehousing facility and for such other uses as may be necessary or incidental to such use, including the provision of distribution services (such use, the "Primary Intended Use") and, notwithstanding any restrictions on subletting contained herein, Landlord hereby agrees that Tenant shall have the right to enter into Warehouse Agreements. Tenant shall not use the applicable Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (taking into account, among other things, the provisions hereof relating to Percentage Rent). No use shall be made or permitted to be made of an Leased Property, and no acts shall be done, that will cause the cancellation of any insurance policy covering such Leased Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about such Leased Property any article which may be prohibited by law or by Insurance Requirements. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Tenant's Personal Property. Absent force majeure and any other event beyond the reasonable control of Tenant, and except during a period following a Casualty or Condemnation or in which an Alteration is being performed, Tenant shall continuously operate the Leased Property for its Primary Intended Use.

      (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.

            (i) Subject to the provisions of Section 6.1(b)(ii), Tenant shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Leased Property prior to the date on which such sums become delinquent. Tenant will deliver to Landlord, upon request, receipts for payment or other evidence satisfactory to Landlord that the Taxes and Other Charges have been so paid (provided Tenant shall not be required to furnish such receipts for payment of Taxes in the event such Taxes have been (or were to have been) paid by Landlord's Lender pursuant to Landlord's Loan Documents). Subject to the provisions of Section 6.1(b)(ii) and other than Permitted Encumbrances, Tenant shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Leased Property, and shall promptly pay for all utility services provided to the Leased Property. Subject to Section 6.1(b)(ii), Tenant shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on any Leased Property, or on the rents arising therefrom.

            (ii) After prior written notice to Landlord, Tenant, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Leased Property (other than this Lease or Landlord's Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law;

      provided that (A) no Event of Default has occurred and remains uncured, except for an Event of Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from the Leased Property, Tenant or Landlord, or adequate time shall at all times remain prior to such collection, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is subject and shall not constitute a default thereunder, (D) neither any Leased Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) to the extent not already reserved with Landlord (or Landlord's Lender) or bonded or otherwise deposited or paid in connection with such proceedings, Tenant shall have furnished Landlord with security (in an amount reasonably approved by Landlord) to insure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, the failure of Tenant to comply therewith shall not impair the validity of any insurance required to be maintained by Tenant hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to any Leased Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting any Leased Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on any Leased Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Landlord or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I) except to the extent Tenant has provided sufficient Eligible Collateral therefor or bonded or otherwise deposited or paid in connection with such proceedings, neither the failure to pay or perform any obligation which Tenant is permitted to contest under this Section nor an adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of the applicable Leased Property, and (J) Tenant shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which may be payable in connection therewith. Landlord may pay over any such cash deposit or part thereof held by or on behalf of Landlord to the claimant entitled thereto at any time when, in the judgment of Landlord, the entitlement of such claimant is finally established, and Landlord shall otherwise remit any remaining such amounts to Tenant. Landlord shall give Tenant written notice of any such payments promptly following the making thereof. Subject to the foregoing, at Tenant's timely request, Landlord shall not pay and shall not cause to be paid from the Tax and Insurance Escrow Account the contested Taxes or Other Charges being contested.

      (c) Litigation. Tenant shall give prompt written notice to Landlord of any litigation or governmental proceedings pending or threatened in writing against Landlord, Tenant or against or affecting the Leased Property which, if determined adversely to Landlord, Tenant or the Leased Property, might reasonably be expected to materially adversely affect Landlord, or Tenant's condition (financial or otherwise) or business or the operation or value of the Leased Property.

      (d) Inspection. Tenant shall permit agents, representatives and employees of Landlord and/or Landlord's Lender (including any servicer or special servicer on behalf of Landlord's Lender) to inspect the Leased Property on any Business Day at reasonable hours upon reasonable advance notice.

      (e) Notice of Default. Tenant shall promptly advise Landlord of any material adverse change in Tenant's condition (financial or otherwise) that could reasonably be expected to materially impair the ability of Tenant to comply with its obligations hereunder, or of the occurrence of any Default or Event of Default under this Lease of which Tenant has knowledge.

      (f) Cooperate in Legal Proceedings. Tenant shall cooperate fully with Landlord (and with Landlord's Lender) with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Landlord (or Landlord's Lender, as the case may be) hereunder or in respect of the Leased Property and, in connection therewith, permit Landlord (and Landlord's Lender, as applicable), at its election, to participate in any such proceedings.

      (g) Insurance Benefits. Tenant shall cooperate with Landlord (and Landlord's Lender) in obtaining for Landlord (and Landlord's Lender, as applicable) the benefits of any insurance proceeds lawfully or equitably payable in connection with the Leased Property, and Landlord (and Landlord's Lender, as applicable) shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Landlord in case of a fire or other casualty affecting any Leased Property) out of such insurance proceeds.

      (h) Financial Reporting and Other Information.

            1. Tenant will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis proper and accurate books, records and accounts reflecting all of the financial affairs of Tenant and all items of Operating Income, Operating Expenses and capital expenditures. Landlord and/or Landlord's Lender shall have the right from time to time at all times during normal business hours upon reason able notice to examine such books, records and accounts at the office of Tenant set forth in Article XXIII or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, at Landlord's expense, as Landlord and/or Landlord's Lender shall desire, provided, after the occurrence of an Event of Default, Tenant shall pay any reasonable out-of-pocket costs and expenses incurred by Landlord and/or Landlord's Lender in any such examination and copying (or extraction).

            2. Tenant agrees to furnish to Landlord, at such time as may be required pursuant to any Landlord's Loan Documents or as may reasonably be requested by Landlord, such financial reports (including annual and quarterly financial statements and monthly operating statements, including a comparison of the actual income, expense and Net Cash Flow to the Annual Budget), and other information as may reasonably be requested by Landlord.

            3. Tenant shall furnish to Landlord, promptly after receipt, a copy of any notice received by or on behalf of Tenant from any Governmental Authority having jurisdiction over any Leased Property with respect to any material violation of Legal Requirements or any condition existing or alleged to exist or emanate therefrom or thereat involving Hazardous Substances.

            4. Tenant shall prepare and deliver to Landlord, for Landlord's approval, which approval shall not be unreasonably withheld or delayed, forty-five (45) days prior to the commencement of each year, a proposed Annual Budget in respect of the Leased Property (and, to the extent otherwise prepared by Tenant, each Leased Property individually) for the ensuing Fiscal Year.

      (i) Business and Operations. Tenant will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management, subleasing and operation of the Leased Property. Tenant will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the conduct of its business (including the operation and management of the Leased Property as refrigerated warehousing facilities and related uses).

      (j) Deferred Maintenance. Tenant shall, at Landlord's sole cost and expense, cure or cause to be cured the conditions described on Exhibit 6.1(j) as requiring remediation, correction, replacement or repair on an "immediate" basis in a diligent manner and shall complete the same not later than the second anniversary hereof. Landlord shall avail itself, and shall to the fullest extent possible permit Tenant to avail itself, of the monies on deposit in the Deferred Maintenance Reserve Account (as defined in the GSMC Loan Agreement) that are available pursuant to the GSMC Loan Agreement for the payment of such cure.

      (k) Intentionally Omitted.

      (l) Material Agreements. Tenant shall:

            (i) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under any Material Agreement, and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

            (ii) promptly notify Landlord of the giving of any notice of any material default by any party under any Material Agreement of which it is aware; and

            (iii) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement.

      (m) Ground Leased Property. With respect to the Ground Leased Property, Tenant shall observe and perform all of the obligations of Landlord under each Ground Lease.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      7.1 Tenant's Negative Covenants. Tenant covenants and agrees with Landlord that it will not do, directly or indirectly, any of the following:

      (a) Operation of Property. Tenant shall not, without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreement (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) increase or consent to the increase of the amount of any charges payable by Tenant under any Material Agreement, except as provided therein or on an arms'-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement in any material respect that is materially adverse to the interests of Landlord, except on an arms'-length basis and commercially reasonable terms.

      (b) Liens. Subject to Section 6.1(b)(ii), Tenant shall not, without the prior written consent of Landlord, create, incur, assume, permit or suffer to exist any Lien on any portion of the Leased Property (or any of them), except
(i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to Landlord's Loan Documents and (iii) Liens for Taxes or Other Charges not yet delinquent.

      (c) Affiliate Transactions. Tenant shall not enter into, or be a party to, any transaction with an Affiliate of Tenant except in the ordinary course of business and on terms which are fully disclosed to Landlord in advance and are no less favorable to Tenant or such Affiliate than would be obtained in a comparable arms'-length transaction with an unrelated third party.

      (d) Zoning and Uses. Tenant shall not (i) initiate or support any limiting change in the permitted uses of any Leased Property (or to the extent applicable, limiting zoning reclassification of any Leased Property), (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Leased Property or use or permit the use of any Leased Property in each case in a manner that would result in the existing use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) with any materially adverse effect on the value of the Leased Property or that would violate the terms of any Lease, Operating Agreement, Legal Requirements or any Permitted Encumbrance, (iii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse in any material respect to the interests of Landlord, (iv) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Leased Property in any manner that adversely affects in any material respect the value or utility of the Leased Property, (v) execute or file any subdivision plat affecting any Leased Property, institute, or permit the institution of, proceedings to alter any tax lot comprising any Leased Property or (vi) permit or suffer any Leased Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (e) Nonexempt ERISA Transactions. Tenant shall not engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Tenant, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Landlord's Lender of any of its rights under the Lender's Loan Documents) to be a non-exempt prohibited transaction under ERISA.

                                  ARTICLE VIII

                              ALTERATIONS; LEASING

      8.1 Alterations. Tenant will not make any demolition, alteration, installation, improvement, expansion, reduction or decoration (each, an "Alteration") of or to any Leased Property or any part thereof, except in accordance with the following terms and conditions:

      (a) The Alteration shall be undertaken in accordance with the applicable provisions of this Lease, Landlord's Loan Documents, the Operating Agreements, the Leases and all Legal Requirements.

      (b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action.

      (c) The Alteration shall not materially adversely affect the (i) Primary Intended Use or (ii) fair market value of the Leased Property in question.

      (d) A Material Alteration shall be conducted under the supervision of a Qualified Architect or Engineer and shall not be undertaken until ten (10) Business Days after there shall have been delivered to Landlord, for information purposes only and not for approval by Landlord, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Qualified Architect or Engineer. Such plans and specifications may be revised at any time and from time to time, provided that material revisions of such plans and specifications shall be delivered to Landlord for information purposes only.

      (e) Other than in connection with any Restoration, the Alteration may not, in and of itself, either during the Alteration or upon completion, materially adversely affect the Receipts derived from the Leased Property in question, taking into account the Percentage Rent requirements hereunder; provided that if, as reasonably determined by Landlord, such Alteration would materially adversely affect the Net Operating Income at such Leased Property (taking into account any amount then in any reserve account funded pursuant to the Cash Management Procedures and permitted to be used in connection with such Material Alteration), then in order to proceed with the Alteration, Tenant shall deliver to a Depositary Eligible Collateral in the total amount of the estimated reduction in Net Operating Income resulting from the Alteration, which Eligible Collateral shall be returned to Tenant after substantial completion of the Alteration if the reduction in Net Operating Income has been restored and no Event of Default has occurred and is continuing.

      (f) All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials generally used at the applicable Leased Property as of the date hereof (or, if greater, the then-current customary quality in the submarket in which such Leased Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

      (g) The cost of any Alteration shall be promptly and fully paid for by Tenant, subject to the next succeeding sentence. No payment made prior to the Final Completion of an Alteration or Restoration to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such Alteration shall exceed ninety five percent (95%) of the value of the work performed from time to time and materials furnished and incorporated into the Improvements.

      (h) All items (other than Eligible Collateral) to be delivered to the Depositary hereunder shall also be delivered to Landlord (if Landlord is not the Depositary), and, if required under Section 15.5, Landlord's Lender (if Landlord's Lender is not the Depositary).

      (i) For any Material Alteration (other than a Material Alteration the cost of which one or more Subtenants are obligated to pay for or reimburse to Tenant and which Tenant reasonably believes will be so paid or reimbursed in a timely manner), Tenant shall be obligated to deliver to a Depositary Eligible Collateral in an amount that, when taken together with any amount then in any reserve account funded pursuant to the Cash Management Procedures and permitted to be used in connection with such Material Alteration, shall be sufficient to pay all of the costs of the Material Alteration in excess of the Threshold Amount, which Eligible Collateral shall be held by the Depositary and released to Tenant as such work progresses in accordance with Section 8.1(j). In addition, if all Material Alterations (other than a Material Alteration the cost of which one or more Subtenants are obligated to pay for or reimburse to Tenant and which Tenant reasonably believes will be so paid or reimbursed in a timely manner) then being performed exceeds $20,000,000 (the "Aggregate Threshold Amount"), Landlord shall be obligated to deliver to the Depositary Eligible Collateral in amount that, when taken together with (x) any Eligible Collateral previously delivered under this subsection (i) and (y) any amounts then in any reserve funded pursuant to the Cash Management Procedures and permitted to be used in connection with such Material Alteration, shall be sufficient to pay all of the costs of the Material Alteration in excess of the Aggregate Threshold Amount, which Eligible Collateral shall be held by the Depositary and released to Tenant at such time as the remaining costs of the Material Alteration are less than the Aggregate Threshold Amount.

      (j) With respect to any Material Alteration as to which Tenant shall have delivered Eligible Collateral in accordance with Section 8.1(i):

            (i) Tenant shall deliver to the Depositary a schedule (which shall be concurred in by the Qualified Architect or Engineer) setting forth the projected stages of completion of such Alteration(s) and the corresponding amounts expected to be due and payable by or on behalf of Tenant in connection with such completion, such schedule to be updated quarterly by Tenant (and concurred with by a Qualified Architect or Engineer) during the performance of such Alteration(s).

            (ii) Any Eligible Collateral that Tenant delivers to the Depositary pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by the Depositary in Permitted Investments for a period of time consistent with the date on which Tenant notifies the Depositary that Tenant expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration progresses, the amount of any Eligible Collateral so furnished may, upon the written request of Tenant to the Depositary, be withdrawn by Tenant and paid or otherwise applied by or returned to Tenant in an amount equal to the amount Tenant would be entitled to so withdraw if Section 10.2 (d) hereof were applicable, and any Eligible Collateral so furnished which is a Credit Facility may be reduced by Tenant in an amount equal to the amount Tenant would be entitled to so reduce if Section 10.2(d) hereof were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Credit Facility set forth in said Section 10.2(d). In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration (as concurred with by an Qualified Architect or Engineer), Tenant shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with the Depositary as necessary to comply with Section 8.1(i) hereof.

            (iii) At any time after final completion of such Alterations, the whole balance of any Cash deposited with the Depositary pursuant to
      Section 8.1(j) then remaining on deposit may be withdrawn by Tenant and shall be paid by the Depositary to Tenant, and any Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by the

      Depositary to Tenant, within ten (10) days after receipt by the Depositary of an application for such withdrawal and/or release together with an Officer's Certificate, and as to the following clauses (A) and (B) of this clause also a certificate of the Qualified Architect or Engineer, setting forth in substance as follows:

                  (A) that such Alteration(s) has been completed substantially in accordance with any plans and specifications therefor previously filed with Landlord under Section 8.1(d) hereof;

                  (B) that, to the knowledge of the certifying Person, (x) such
            Alteration(s) has been completed in compliance, in all material respects, with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Leased Property affected by such Alteration(s), Tenant has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

                  (C) that to the knowledge of the certifying Person, all
            amounts that Tenant is or may become liable to pay in respect of such Alteration(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the Leased Property is located, that Lien waivers have been obtained from the general contractor and major subcontractors performing such Alteration or, at its sole cost and expense, Tenant shall cause a nationally recognized title insurance company to deliver to Landlord either (x) an endorsement or other affirmative coverage with respect to the then-current loan policy in favor of Landlord's Lender, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or (y) owner's and loan title insurance policies, in such form, in such amounts and with such endorsements as shall be reasonably satisfactory to Landlord and Landlord's Lender, which policies shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; and

                  (D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

      provided that if, for any reason, Tenant is unable to deliver the certification required by clause (C) above with respect to any costs or expenses relating to the Alteration, then, assuming Tenant is able to satisfy each of the other requirements set forth in clauses (A), (B), (C) and (D) above, Tenant shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Tenant is unable to certify.

      8.2 Subletting and Assignment; Warehouse Agreements.

            8.2.1 Generally. Except as expressly provided herein, Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate created hereby or thereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily or involuntarily or by operation of law, or permit the use or occupancy of the applicable Leased Property to be offered or advertised for assignment or subletting except as hereinafter provided. For purpose of this
Section 8.2, an assignment of this Lease shall be deemed to include any change in control of Tenant, as if such change in control or transaction were an assignment of this Lease.

            8.2.2 Certain Sublettings and Assignments. Subject to the provisions of Section 8.2.3 and any other express conditions or limitations set forth herein,

                  (a) without the consent of Landlord, Tenant may assign this Lease (in whole but not in part) to any Pre-Approved Party and sublet all or any part of the Leased Property to any Pre-Approved Party; and

                  (b) without the consent of Landlord, Tenant may sublet all or any part of any one or more Leased Property (i) in the normal course of the Primary Intended Use and (ii) to concessionaires or other third party users or operators of portions of the Leased Property in furtherance of the Primary Intended Use.

      8.2.3 Landlord's Right to Collect from Assignees and Subtenants. If this Lease is assigned or if the applicable Leased Property or any part thereof is sublet (or occupied by any entity other than Tenant and its employees), Landlord, after an Event of Default occurs and so long as it is continuing, may collect the rents from such assignee, Subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed (i) a waiver of the provisions set forth in Section 8.2.1, (ii) the acceptance by Landlord of such assignee, Subtenant or occupant, as the case may be, as a tenant or (iii) release of Tenant from the future performance of its covenants, agreements or obligations contained in this Lease.

            8.2.4 No Release. No subletting or assignment shall in any way impair the continuing primary liability hereunder of the Tenant named herein, as well as of each subsequent Tenant, and no consent to any subletting or assignment in any particular instance shall be deemed a waiver of the prohibition set forth in this Section 8.2. No assignment, subletting or occupancy shall affect the obligation to use the Leased Property in accordance with Section 6.1(a)(ii). Any subletting, assignment or other transfer of Tenant's interest in this Lease in contravention of this Section 8.2 shall be void at Landlord's option.

            8.2.5 Required Assignment and Subletting Provisions. Any assignment and/or Sublease must provide that:

                  (a) it shall be subject and subordinate to all of the terms and conditions of this Lease,

                  (b) the use of the applicable Leased Property shall be restricted to the uses and purposes expressly permitted by this Lease and shall not conflict with any Legal Requirement, Insurance Requirement or any other provision of this Lease,

                  (c) no Subtenant or assignee shall be permitted to further sublet all or any part of the applicable Leased Property or assign this Lease or its sublease except as expressly provided in this Lease,

                  (d) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such Sublease, including extensions and renewals granted thereunder, then, at Landlord's option, the Subtenant shall make full and complete attornment to Landlord for the balance of the term of the Sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord and which the Subtenant shall execute and deliver within five (5) days after request by Landlord and the Subtenant shall waive the provisions of any law now or hereafter in effect which may give the Subtenant any right of election to terminate the Sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Lease, and

                  (e) in the event the Subtenant receives a written notice from Landlord stating that Tenant is in Default under this Lease, the Subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to Landlord or as such party may direct; all rentals received from the Subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease.

            8.2.6 Reimbursement of Landlord's Costs. Tenant shall pay to Landlord, within ten (10) business days after request therefore, all costs and expenses, including reasonable attorney's fees, incurred by Landlord (including, to the extent Landlord is liable for the same, by Landlord's Lender) in connection with any request made by Tenant to Landlord to assign this Lease or sublet the applicable Leased Property.

            8.2.7 Warehouse Agreements. The above provisions of this Section 8.2 shall not be applicable to Warehouse Agreements, provided that Tenant shall use commercially reasonable efforts to include in any Warehouse Agreement entered into from and after the date hereof that the other party thereto shall permit the collateral assignment described in Section 8.4 hereof, and the collateral assignment by Landlord to Landlord's Lender of Landlord's security interests in respect of each Sublease and Warehouse Agreement and such amounts to secure Landlord's obligations under Landlord's Loan Documents.

            8.2.8 Certain Leases Senior. With respect to those leases listed on
Exhibit 8.2.8, hereto, the parties acknowledge that Landlord is, as of the Commencement Date, the lessor thereunder (whether by operation of law or otherwise) and that such leases are, by operation of law, senior to this Lease. Tenant shall perform and comply with all obligations of lessor under such leases and, provided no Event of Default shall have occurred and be continuing, Tenant shall be entitled to the receipt of all amounts payable by the lessees under such leases.

      8.3 Sublease and Warehouse Agreement Limitation. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property, or enter into Warehouse Agreements, on any basis such that (i) the rental or other consideration to be paid by the Subtenant or other party thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Subtenant or such other Party, or (ii) any portion of the amounts received or accrued by Landlord hereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

      8.4 Collateral Assignment of Subleases and Warehouse Agreements to Landlord. As security for Tenant's obligations under this Lease and not otherwise, but subject to any limitations pursuant to applicable law or contracts (including the terms of any existing or future Subleases and Warehouse Agreements), Tenant hereby assigns, transfers and sets over unto Landlord all of Tenant's right, title and interest in and to all Subleases and Warehouse Agreements, and Tenant hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Leased Property to permit and assure the collection by Landlord of all sums payable to Tenant, if any, under the Subleases and all sums payable to Tenant pursuant to the Warehouse Agreements. The exercise of this right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Leased Property. Further, Tenant acknowledges that Landlord shall collaterally assign its rights under this
Section 8.4 to Landlord's Lender, to secure Landlord's obligations in respect of Landlord's Debt. This assignment, although presently effective, is operative only upon the occurrence of an Event of Default hereunder and not before. Nothing in this Section 8.4, however, shall be deemed to limit or qualify the rights of any Leasehold Mortgagee pursuant to Section 8.5 below.

      8.5 Leasehold Mortgages.

            8.5.1 Landlord's Estate. No Leasehold Mortgage or any extension thereof made by Tenant shall be a lien or encumbrance upon the estate or interest of Landlord in and to the Leased Property or any part thereof.

            8.5.2 Certain Leasehold Mortgage Requirements. No Leasehold Mortgage shall be valid or of any force or effect, or be deemed for purposes of this Lease to be a Leasehold Mortgage, unless and until (a) a true copy of the original of each instrument creating and effecting such Leasehold Mortgage, certified by the Leasehold Mortgagee to be a true copy of such instrument, and written notice containing the name and post office address of the Leasehold Mortgagee, shall have been delivered to Landlord, (b) any consent required hereunder by Landlord shall have been given, and (c) the Leasehold Mortgage shall contain in substance the following provisions:

            "This mortgage is executed upon the condition that no purchaser at any foreclosure sale or assignee under an assignment in lieu of foreclosure shall acquire any right, title or interest in or to the lease hereby mortgaged, unless the said purchaser or assignee, or the person, firm or corporation to whom or to which such purchaser's or assignee's right has been assigned, shall in the instrument transferring to such purchaser or to such assignee the interest of tenant under the lease hereby mortgaged, assume and agree to perform all of the terms, covenants and conditions of that lease thereafter to be observed or performed on the part of such tenant (subject to the terms of Section 8.5.3(d) and/or Section 8.5.6 thereof, to the extent applicable), that no further or additional mortgage or assignment of the lease hereby mortgaged shall be made except in accordance with the provisions contained in Article VIII of that lease, and that a duplicate original of said instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee and in recordable form, shall be delivered to the landlord under the hereby mortgaged lease immediately after the consummation of such sale, or in any event, prior to taking possession of the premises demised thereby as "Tenant" under the lease."

            8.5.3 Leasehold Mortgagee Provisions.

            (a) If Tenant shall enter into a Leasehold Mortgage and complies, in connection therewith, with the provisions of Section 8.5.1 and 8.5.2, Landlord shall give to such Leasehold Mortgagee, at the address of such Leasehold Mortgagee set forth in the notice mentioned in Section 8.5.2, a copy of each notice of Default by Tenant and each notice of termination of this Lease at the same time as, and whenever, any such notice of Default or termination shall be given to Tenant, and no such notice shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each such Leasehold Mortgagee. Each Leasehold Mortgagee (i) shall thereupon have a period of ten (10) days more in the case of a monetary Default and twenty (20) days more in the case of any non-monetary Default, after notice of such Default is given to the Leasehold Mortgagee, for curing the Default, or causing the same to be cured by Tenant or otherwise, than is given Tenant after such notice is given to Tenant, and (ii) shall, within such period and otherwise as herein provided, have the right to cure such Default, cause the same to be cured by Tenant or otherwise. Landlord shall accept performance by a Leasehold Mortgagee of any covenant, condition, or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant.

                  (b) Notwithstanding the provisions of Section 8.5.3(a) hereof, no Event of Default shall be deemed to exist as long as a Leasehold Mortgagee, in good faith, (i) shall have commenced promptly to cure the Default in question and prosecutes the same to completion with reasonable diligence and continuity, subject to Unavoidable Delays, which for the purpose of this Section 8.5.3(b) shall include causes beyond the control of such Leasehold Mortgagee instead of causes beyond the control of Tenant, or (ii) if possession of the Leased Property is required in order to cure the Default in question, such Leasehold Mortgagee (x) shall have entered into possession of the Leased Property with the permission of Tenant for such purpose or (y) shall have notified Landlord of its intention to institute foreclosure proceedings to obtain possession directly or through a receiver, and within fourteen (14) days of the giving of such notice commenced such foreclosure proceedings and thereafter (1) prosecutes such proceedings with reasonable diligence and continuity (subject to Unavoidable Delays) or (2) receives an assignment of this Lease in lieu of foreclosure from Tenant, and, upon obtaining possession pursuant to clause (x) or (y), commences promptly to cure the Default in question and prosecutes the same to completion with reasonable diligence and continuity (subject to Unavoidable Delays) or (iii) if the Leasehold Mortgagee is a collateral assignee or the holder of a security interest in ownership interests in Tenant and the foreclosure of its collateral assignment or security interest is required in order to act under (i) or (ii) above, such Leasehold Mortgagee shall have notified Landlord of its intention to institute proceedings to foreclose such collateral assignment or pledge and within fourteen (14) days of the giving of such notice commences such foreclosure proceedings, and thereafter (1) prosecutes such proceedings with reasonable diligence and continuity (subject to Unavoidable Delays) or (2) receives a direct and absolute assignment from the assignor under the collateral assignment of its interest in the Leasehold Mortgage or of the ownership interest, in lieu of foreclosure, and upon the completion of such foreclosure, or the obtaining of such assignment, commences promptly to act under (i) or (ii) above; provided that the Leasehold Mortgagee shall have delivered to Landlord, in writing, its agreement to take the action described in clause
      (i), (ii) or (iii) herein and shall have assumed the obligation to cure the Default in question and that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of Tenant under this Lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee, are being duly performed within any applicable grace periods. However, at any time after the delivery of the aforementioned agreement, the Leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Leased Property or that it will not institute foreclosure proceedings, or if such proceedings have been commenced, that it has discontinued them, and in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations assumed by the Leasehold Mortgagee and accruing prior to the date it delivers such notice), and, thereupon, Landlord shall have the unrestricted right to terminate this Lease and to take any other action it deems appropriate by reason of any Default by Tenant, and upon any such termination the provisions of Section 8.5.4 shall apply. Anything contained in this Section 8.5.3(b) to the contrary notwithstanding, the provisions of this Section 8.5.3(b) shall not apply in the case of a Leasehold Mortgagee which is not an Institutional Lender unless such Leasehold Mortgagee shall provide Landlord with security for the performance of the assumed obligation in amount and form reasonably satisfactory to Landlord, during the period that such Leasehold Mortgagee is taking the required action to cure the Default in question.

            (c) Landlord and Tenant agree that, from and after the date upon which Landlord receives the notice and documents mentioned in clause (a) of
Section 8.5.2, they shall not modify or amend this Lease in any respect materially adverse to the right of Tenant or Leasehold Mortgagee or cancel or terminate this Lease other than as provided herein without the prior written consent of the Leasehold Mortgagees which have given such notice.

            (d) Except as provided in Section 8.5.3(b), no Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes, and then only for as long as it remains, the owner of the leasehold estate created hereby.

            8.5.4 Leasehold Mortgagee's Rights upon Termination of this Lease.

            (a) In case of termination of this Lease by reason of any Event of Default or for any other reason, Landlord, subject to the provisions of Section 8.5.4(e), shall give prompt notice thereof to each Leasehold Mortgagee under a mortgage made in compliance with the provisions of Sections 8.5.1 and 8.5.2, which notice shall be given as provided in Section 8.5.3(a) hereof. Landlord, on written request of such Leasehold Mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall execute and deliver within thirty (30) days thereafter a new lease of the Leased Property to the Leasehold Mortgagee, or its designee or nominee, for the remainder of the Term, upon all the covenants, conditions, limitations and agreements herein contained, provided that the Leasehold Mortgagee (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Rent due under this Lease up to and including the date of the commencement of the term of such new lease and all expenses including attorneys' fees and disbursements and court costs, incurred by Landlord in connection with the Default by Tenant, the termination of this Lease and the preparation of the new lease, and (ii) shall deliver to Landlord a statement, in writing, acknowledging that Landlord, by entering into a new lease with the Leasehold Mortgagee or its nominee or designee, shall not have or be deemed to have waived any rights or remedies with respect to Defaults existing under this Lease, notwithstanding that any such Defaults existed prior to the execution of the new lease, and that the breached obligations which gave rise to the Defaults and which are susceptible of being cured by the Leasehold Mortgagee or its nominee or designee are also obligations under said new lease, but such statement shall be subject to the proviso that the applicable grace periods, if any, provided under the new lease for curing such obligations shall begin to run as of the first day of the term of said new lease.

            (b) Any such new lease and the leasehold estate thereby created shall, subject to the same conditions contained in this Lease, continue to maintain the same priority as this Lease with regard to any Leasehold Mortgage or any other lien, charge or encumbrance whether or not the same shall then be in existence. Concurrently with the execution and delivery of such new lease, Landlord shall assign to the tenant named therein all of its right, title and interest in and to moneys received from any Subleases and Warehouse Agreements that have not been applied to Rent and have not been applied or being held for application to the costs incurred by Landlord to operate, maintain and repair the Leased Property.

            (c) Upon the execution and delivery of a new lease under this
Section 8.5.4, all Subleases and Warehouse Agreements which theretofore may have been assigned to Landlord thereupon shall be assigned and transferred, without recourse, representation or warranty, by Landlord to the tenant named in such new lease. Between the date of termination of this Lease and the earlier of (i) the date of execution and delivery of the new lease and (ii) the date of Leasehold Mortgagee's option to request a new lease pursuant to this Section 8.5.4 expires without the exercise of such option, Landlord shall not enter into any new Subleases or Warehouse Agreements, cancel or modify any then existing Subleases or Warehouse Agreements, or accept any cancellation, termination or surrender thereof (unless such termination shall be effected as a matter of law on the termination of this Lease) without the written consent of the Leasehold Mortgagee, except as permitted in the Subleases or Warehouse Agreements.

            (d) If there is more than one Leasehold Mortgage, Landlord shall recognize the Leasehold Mortgagee whose Leasehold Mortgage is junior in lien as the Leasehold Mortgagee entitled to the rights afforded by Sections 8.5.3, 8.5.4 and 8.5.5 (unless a Leasehold Mortgagee senior in lien requires that the holder thereof have a superior entitlement to such rights, in which event such recognition shall be of the holder of that Leasehold Mortgage), provided that such Leasehold Mortgagee shall have complied with the provision of Sections
8.5.1 and 8.5.2. A security agreement providing for a security interest in the ownership interests in Tenant and otherwise complying with the terms hereof for a Leasehold Mortgage shall be treated as a Leasehold Mortgage that is junior in lien.

            8.5.5 Notice of Arbitration. In any circumstances where arbitration is provided for under this Lease, Landlord agrees that Landlord shall give any Leasehold Mortgagee who shall have given Landlord a notice as provided in
Section 8.5.2(a), notice of any demand by Landlord for any arbitration, and Landlord shall recognize the Leasehold Mortgagee entitled to the rights afforded hereunder in accordance with Section 8.5.4(d) as the only proper party to participate in the arbitration. In such case, Tenant agrees not to participate in such arbitration.

                                   ARTICLE IX

      9.1 Maintenance and Repair.

            (a) Subject to Landlord's obligation under Section 9.1(b), Tenant, at its expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such Leased Property or Tenant's Personal Property, or any portion of either) and shall promptly make all necessary and appropriate repairs and replacements thereto, of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, arising by reason of a condition (concealed or otherwise) occurring subsequent or prior to the Commencement Date. All repairs shall, to the extent reasonably achievable, be made in good, workmanlike and first-class manner, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to such work. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or usefulness of the Leased Property or any part thereof for the Primary Intended Use.

            (b) Notwithstanding anything herein to the contrary, Landlord shall promptly make all necessary and appropriate repairs and replacements to the Leased Property (other than those repairs and replacements (i) caused by the negligence or wilfull misconduct of Tenant or any Person claiming by, through or under Tenant or (ii) required as a result of Casualty or Condemnation to the Leased Property) the costs of which are required to be depreciated under the Internal Revenue Code on a 39-year basis (or any successor period of depreciation for buildings), provided that Tenant shall make such repairs or pay such expenditures (as applicable) to the extent the same exceed, on a cumulative basis, $3,000,000 per annum, increased 5 percent as of January 1, 2003 and January 1, 2008. Landlord's obligation pursuant to the prior sentence, however, shall be subject to prior reasonable notice from Tenant as to the need to make such repair and replacement. Further, Landlord may elect that Tenant perform such repair and replacement, in which event, Landlord shall reimburse or pay to Tenant, within fifteen (15) days after Tenant's submission to Landlord of reasonable evidence of the out-of-pocket costs incurred by Tenant in making such repairs and replacements.

            (c) Except as expressly specified in Section 9.1(b), Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way, except as expressly provided herein. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or thereafter enacted.

            (d) Nothing contained herein and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property, or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property.

            (e) Tenant will, upon the expiration or prior termination of the Term with respect to any Leased Property, vacate and surrender the same to Landlord in the condition in which the same was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term). In addition, Tenant shall not be permitted to remove any of Tenant's Personal Property from the Leased Property unless such removal shall not damage the Leased Property in any material respect.

      9.2 Encroachments, Restrictions, etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person affected by any such encroachment, violation or impairment, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of any adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article VIII. Tenant's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance, and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.

                                    ARTICLE X

                            CASUALTY AND CONDEMNATION

      10.1 Insurance. Tenant shall at all times keep the applicable Leased Property, and all property located in or on the applicable Leased Property, including Tenant's Personal Property, insured with the kinds and amounts of insurance described below or with such other insurance as may be reasonably requested by Landlord (taking into consideration any insurance requirements relating to Landlord's Debt).

            (a) Tenant, at its sole cost and expense, for the mutual benefit of Tenant and Landlord, shall keep all of the Leased Property insured and obtain and maintain policies of insurance insuring against loss or damage by standard perils included within the classification "All Risks of Physical Loss", which policy or policies shall cover (by endorsement or otherwise) warehouse legal liability. Such insurance (i) shall be in an aggregate amount of not less than the lesser of (y) the then full replacement cost of the Leased Property and the Equipment (without deduction for physical depreciation) and (z) $150,000,000 and (ii) shall have deductibles no greater than $150,000 (as escalated by the CPI Increase) (with such higher deductibles for wind and earthquake coverage as the applicable issuer may require). The policies of insurance carried in accordance with this paragraph shall be paid in accordance with the agreed upon payment schedule incorporated into such policies and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

            (b) Tenant, at its sole cost and expense, for the mutual benefit of Tenant and Landlord, shall also obtain and maintain the following policies of insurance:

                  (i) Flood insurance with respect a Leased Property, if any part of such Leased Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and (A) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (B) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. In either case, the flood insurance shall be in an amount at least equal to the Termination Amount with respect to such Leased Property or the maximum limit of coverage available with respect to such Leased Property under said program, whichever is less;

                  (ii) Commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 for any policy year. In addition, at least $25,000,000 excess and/or umbrella liability insurance shall be obtained, and at all times at least $10,000,000 excess and/or umbrella liability insurance shall be available (such that, at all times, such coverage shall be maintained against which no claim shall have been asserted) and maintained for any and all claims, including legal liability imposed upon Tenant and related court costs and attorneys' fees generally covered by such insurance policies; provided that if there are one or more claims in connection with a property other than the Leased Property that results in the amount of excess and/or umbrella liability insurance coverage to be less than $25,000,000, Tenant shall give notice to Landlord that such coverage has so decreased and Tenant shall cause such coverage to be increased to $25,000,000.

                  (iii) Rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of (A) the estimated Receipts from the operation of the Leased Property (including (x) the total payable under the Subleases and the Warehouse Agreements, and (y) the total amount of all other amounts to be received by Tenant or third parties that are the legal obligation of the Subtenants), less non-continuing Operating Expenses (i.e., Operating Expenses which were incurred in connection with the ownership, operation and/or maintenance of the Leased Property prior to the insured event, but which are not incurred during the period covered by the insurance required pursuant to this
            Section 10.1(b)(iii)), for a period of up to the next succeeding eighteen (18) months, or (B) the projected Operating Expenses (including debt service) for the maintenance and operation of the Leased Property for a period of up to the next succeeding eighteen
            (18) months as the same may be reduced or increased from time to time due to changes in such Operating Expenses. The amount of such insurance shall be increased from time to time as and when the rents increase or the estimate of (or the actual) Receipts, as may be applicable, increases or decreases to the extent rents or the estimates of gross revenue decrease;

                  (iv) Insurance against loss or damage from (A) leakage of
            sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the

            Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Leased Property;

                  (v) Worker's compensation insurance with respect to all
            employees of Tenant, as and to the extent required by any Governmental Authority or Legal Requirement;

                  (vi) During any period of repair or restoration costing in excess of $5,000,000, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the related Leased Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Landlord may reasonably request, in form and substance reasonably acceptable to Landlord;

                  (vii) Coverage to compensate for the cost of demolition and the increased cost of construction for the Leased Property in an amount satisfactory to Landlord, which amount shall not exceed $10,000,000;

                  (viii) If any Leased Property is located in a federal
            earthquake zone, earthquake insurance with respect to such Leased Property in an amount equal to probable maximum loss with respect to such Leased Property, with a maximum deductible of five percent (5%) of the replacement cost of such Leased Property; and

                  (ix) Such other insurance as may from time to time be
            reasonably required by Landlord in order to protect its interests, provided such insurance is generally available at commercially reasonable premiums.

      (c) All policies of insurance (the "Policies") required pursuant to
Section 10.1 with respect to any Leased Property shall be issued by companies licensed to do business in the state where such Leased Property is located. Further, unless otherwise approved by Landlord in writing, the issuer(s) of the Policies required under Section 10.1(a) for all risk coverage shall have a claims paying ability rating of "AA" or better by Standard & Poor's and Moody's and "A-X" or better by Best's, and (b) Policies for all other coverage shall have a claims paying ability rating of "A" or better by Standard & Poor's and Moody's and "A-X" or better by Best's. The Policies (i) shall name Landlord and Landlord's Lender (if any) and its successors and/or assigns, as their interest may appear, as additional insureds or loss payees (except that in the case of general liability insurance,

Landlord and Landlord's Lender shall be named as additional insureds and not a loss payee); (ii) shall contain, for the benefit of Landlord's Lender, a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender's Loss Payable Endorsement, or their equivalents, naming Landlord's Lender as the person to which all payments made by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Tenant) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) if directed by Landlord, shall be assigned to Landlord's Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as Landlord deems reasonably necessary or desirable to protect its interest (and that of Landlord's Lender, to the extent so requested by Landlord on behalf of Landlord's Lender), including endorsements providing that: none of Tenant, Landlord, Landlord's Lender or any other party shall be a co-insurer under said Policies and that no modification that would result in non-compliance with the provisions of this Section 10.1, cancellation, termination or non-renewal of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Landlord or Landlord's Lender to pay the premiums and continue any insurance upon failure of Tenant to pay premiums when due, upon the insolvency of Tenant or through foreclosure or other transfer of title to the Leased Property (or any of them) (it being understood that Tenant's rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord, Landlord's Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord or Landlord's Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Leased Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the Leased Property or (D) any change in the possession of the Leased Property without a change in the identity of the holder of actual title thereto (provided that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied).

Notwithstanding the foregoing, Tenant may maintain its current insurance program in place (rather than comply with the foregoing) through December 31, 1998.

      (d) Insurance Premiums; Certificates of Insurance.

            (i) Tenant shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Landlord the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Landlord (provided Tenant is not required to furnish such evidence of payment if such Insurance Premiums are to be paid pursuant to the Cash Management Procedures). Within thirty (30) days after request by Landlord, Tenant shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Landlord, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event Tenant satisfies the requirements under this
      Section 10.1 through the use of a Policy covering properties in addition to the Leased Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Tenant shall provide to Landlord evidence satisfactory to it that the Insurance Premiums for the Leased Property are separately allocated under such Policy to the Leased Property and that payment of such allocated amount shall maintain the effectiveness of such Policy as to the Leased Property notwithstanding the failure of payment of any other portion of premiums. If such allocation is required by the immediately preceding sentence (i.e. in the event that the Policy is not provided in substantially the same manner as it is as of the date hereof), but such allocation is not available, Landlord shall have the right to increase the Tax and Insurance Escrow in an amount sufficient to purchase a non-blanket Policy covering the Leased Property covered by such Policy from insurance companies which qualify under this Lease.

            (ii) Tenant shall deliver to Landlord on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be modified in a manner that would result in such Policies not complying with the provisions of this Section 10.1, canceled, terminated or not renewed without thirty (30) days' prior notice to Landlord, or ten (10) days' notice with respect to nonpayment of premium. Tenant shall deliver to Landlord, concurrently with each material change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Tenant pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by Tenant, Tenant may deliver an Officer's Certificate to such effect in lieu thereof).

      (e) Renewal and Replacement of Policies.

            (i) Not less than four (4) Business Days prior to the expiration, termination or cancellation of any Policy, Tenant shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Landlord (and, if requested by Landlord, to Landlord's Lender) a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Tenant pursuant to clause (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

            (ii) If Tenant does not furnish the certificates as required under clause (e)(i), Landlord may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Tenant agrees to reimburse Landlord for the cost of such Insurance Premiums promptly on demand.

            (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), Tenant shall deliver to Landlord a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Tenant pursuant to this Section 10.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers and that such insurance policies are in full force and effect (or if such report shall not be available after Tenant shall have used its reasonable efforts to provide the same, Tenant will deliver to Landlord an Officer's Certificate containing the information to be provided in such report) and Tenant shall deliver to Landlord an Officer's Certificate stating that such insurance otherwise complies in all material respects with the requirements of this Section 10.1.

      (f) Separate Insurance. Tenant will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 10.1 unless such insurance complies with clause (c) above.

      (g) Tenant shall name any Person holding, servicing or administering Landlord's Debt and reasonably designated by Landlord (including any trustee, servicer or special servicer) as a loss payee or additional insured with respect to any Policy under which Landlord's Lender is to be so named hereunder.

      10.2 Casualty; Application of Proceeds.

      (a) Right to Adjust.

            (i) If any Leased Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Tenant shall give prompt written notice thereof to Landlord generally describing the nature and extent of such Casualty. Subject to Section 10.2(b), following the occurrence of a Casualty, Tenant, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Leased Property to the extent practicable to be of at least equal value and of substantially the same character and quality as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

            (ii) Subject to clause (v) below, in the event of a Casualty that does not exceed $1,000,000, Tenant may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Tenant is hereby authorized to collect and receive for Landlord any Proceeds.

            (iii) Subject to clause (v) below, in the event a Casualty shall exceed $1,000,000, Tenant may settle and adjust such claim only with the consent of Landlord (and, if required under the terms of Landlord's Loan Documents, Landlord's Lender), which consent shall not be unreasonably withheld or delayed, and Landlord (and Landlord's Lender) shall have the opportunity to participate, at Tenant's cost, in any such adjustments.

            (iv) The proceeds of any Policy shall be due and payable solely to a Depositary.

            (v) Notwithstanding the terms of clauses (ii) and (iii) above, Landlord shall have the sole discretion to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

The provisions of this Section 10.2(a) are subject to the terms of any lease that would be considered a "Superior Interest" (as defined herein) to the contrary.

      (b) Tenant's Right to Proceeds for Certain Casualty. In the event either of (i) a Casualty that involves a loss of less than thirty percent (30%) of the Termination Amount with respect to the affected Leased Property or (ii) a Condemnation where the loss is in an aggregate amount less than twenty percent (20%) of the Termination Amount with respect to the affected Leased Property, Tenant be entitled to apply the Proceeds (after reimbursement of any expenses incurred by Landlord and Landlord's Lender) to reimburse Tenant for the cost of restoring, repairing, replacing or rebuilding the affected Leased Property (the "Restoration"), in the manner required hereby, provided and on the condition that, no Event of Default shall have occurred and be then continuing and, in the reasonable judgment of Landlord:

                        (i) the Restoration can be completed by the earliest to
            occur of:

                              (A) the 365th day following the receipt of the
                  Proceeds, or, with Rating Confirmation, such longer period as may reasonably be required,

                              (B) the scheduled maturity date of Landlord's
                  Debt, and

                              (C) with respect to a Casualty, the expiration of
                  the payment period on the rental-loss insurance or business interruption insurance coverage in respect of such Casualty, and

                        (ii) after receiving reasonably satisfactory evidence to
            such effect, during the period of the Restoration, the sum of (A) income derived from the Leased Properties (taken as a whole), plus
            (B) proceeds of rental-loss insurance or business interruption insurance, if any, payable together with such other monies as Tenant may irrevocably make available for the Restoration, will equal or exceed the sum required for Tenant to pay the Minimum Rent and the amounts required to be paid under clauses (a), (c) and (d) of
            Section 2.4 of the Cash Management Procedures.

Notwithstanding the foregoing, if any of the conditions set forth in the proviso in this clause (b) is not satisfied, then, notwithstanding anything herein to the contrary, unless Landlord shall otherwise elect, at its sole option, (w) the Proceeds shall be paid to Landlord up to the Termination Amount, and the balance thereof, after payment of all Landlord's and Landlord's Lender's reasonable expenses in connection therewith, shall be paid to Tenant, (x) this Lease shall terminate in respect of the affected Leased Property (except for such terms as are expressly intended to survive the termination of this Lease), (y) the Minimum Rent shall be reduced by the portion thereof allocable thereto, as determined by reference to Exhibit 3.1(a) and (z) the percentages set forth on
Exhibit 3.1(a) shall be adjusted to reflect the portion of Minimum Rent allocated to each Leased Property remaining subject to the terms of this Lease. Notwithstanding any of the foregoing, in the event of a Casualty or Condemnation where an Operating Agreement, a Warehouse Agreement with respect to all or substantially all of a Leased Property, or a Sublease with a Major Subtenant requires that Tenant restore the affected Leased Property or any affected portion thereof, Landlord shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Landlord and Landlord's

Lender) to reimburse Tenant for the cost of Restoration provided no Event of Default shall have occurred and then be continuing.

      (c) Termination of Lease in Certain Circumstances. In any case in which Tenant is not entitled to the Proceeds pursuant to Section 10.2(b), then:

                  (i) if Landlord's Lender does not permit, pursuant to Landlord's Loan Documents, the application of the Proceeds to the Restoration (which Landlord's Lender shall notify Landlord and Tenant within a reasonable time after the Casualty or Condemnation, and in no event later than the 40th day after the receipt of Proceeds), then (x) Landlord shall be entitled to the Proceeds up to the Termination Amount (and Tenant shall be entitled to any balance, after payment of all Landlord's and Landlord's Lender's reasonable expenses in connection therewith), (y) this Lease shall terminate as to the affected Leased Property (except with respect to those matters that are expressly intended to survive the expiration or earlier termination of this Lease) and (z) the Minimum Rent shall be reduced by the portion thereof allocable thereto, as determined by reference to Exhibit 3.1(a), or

                  (ii) if Landlord's Lender is required or elects under the terms of the Landlord's Loan Documents to permit the application of Proceeds to Restoration, then the Proceeds shall be so applied provided that Landlord is reasonably satisfied that, upon the completion of the Restoration, Tenant shall be able to satisfy its obligations hereunder in respect of the affected Leased Property (assuming for these purposes a pro rata Minimum Rent obligation.

      (d) Manner of Reimbursement of Restoration Expenses. If Tenant is entitled pursuant to Section 10.2(b) or (c) hereof to reimbursement of Restoration costs from Proceeds, such Proceeds shall be disbursed on a monthly basis upon the Depositary being furnished with (i) such architect's certificates, Lien waivers, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the Depositary may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Landlord prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the Final Completion of the Restoration shall exceed ninety-five percent (95%) of the value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of the Depositary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Landlord shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Tenant's architect or contractor and approved by Landlord in its reasonable discretion), and Tenant shall have deposited with the Depositary Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty shall be paid to Tenant after payment of such costs of Restoration. Any surplus which may remain out of Proceeds received pursuant to a Condemnation after payment of such costs of Restoration shall be paid over to and belong to Landlord.

      10.3 Condemnation.

      (a) Tenant shall promptly give Landlord written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Leased Property (a "Condemnation") and shall deliver to Landlord copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Tenant, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

      (b) Landlord is hereby irrevocably appointed as Tenant's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section, and such power shall include the power to substitute Landlord's Lender in Landlord's discretion. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed $1,000,000, Tenant may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event a Condemnation, where the loss exceeds $1,000,000, Tenant may settle and compromise the Proceeds only with the consent of Landlord (and, if required under the terms of Landlord's Loan Documents, Landlord's Lender), which consent shall not be unreasonably withheld or delayed, and Landlord shall have the opportunity to participate, at Tenant's cost, in any litigation and settlement discussions in respect thereof. Tenant shall cause any Proceeds that are payable to Tenant to be paid directly to a Depositary to be held and applied in accordance with the terms hereof.

      (c) The Rent shall be subject to adjustment in the manner provided for in
Section 4.2.

                                   ARTICLE XI

                              ACCOUNTS AND RESERVES

      11.1 Cash Management Procedures. (a) Tenant hereby agrees that for so long as the Initial Landlord's Debt is outstanding and Landlord is the "Borrower" thereunder, Tenant shall (i) comply with all of the obligations of the "Master Lessee" under the Cash Management Procedures attached hereto as Exhibit 11.1 (the "Cash Management Procedures") as though the same were set forth herein and
(ii) take any and all other actions reasonably necessary to implement each of the procedures set forth in the Cash Management Procedures. The costs of establishing and maintaining the reserve accounts shall be allocated between Landlord and Tenant in an equitable manner, taking into account that, regardless of the Initial Landlord's Debt, Landlord would have required, and Tenant would have agreed to establish, reserves comparable a Tax and Insurance Reserve and Ongoing Maintenance Reserve.

      (b) Tenant hereby agrees that in the event the Initial Landlord's Debt shall no longer be outstanding or Landlord shall no longer be the "Borrower" thereunder, to cooperate with Landlord and to execute any and all instruments reasonably requested by Landlord (including, if necessary, the execution of an amendment to this Lease), in the establishment and maintenance of new reserve accounts and cash management procedures reasonably requested by a successor Landlord's Lender in connection with Landlord's Loan Documents.

                                  ARTICLE XII

      12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

            (a) if Tenant shall fail to pay the Minimum Rent when due and payable hereunder, provided that so long as sufficient funds have been deposited in the Cash Collateral Account pursuant to the Cash Management Procedures to pay the Minimum Rent (taking into account the other reserve funding requirements under the Cash Management Procedures), then Tenant shall not be deemed to be in default under this paragraph (a), or

            (b) if Tenant shall fail to pay when due any amount (other than Minimum Rent) when due and payable and such default shall continue for ten
      (10) days after notice thereof to Tenant, provided that so long as sufficient funds to pay the amount in question shall have been deposited by Tenant in the Cash Collateral Account pursuant to the Cash Management Procedures (taking into account the other reserve funding requirements under the Cash Management Procedures), then Tenant shall not be deemed to be in default under this paragraph (b), or

            (c) if Tenant shall fail to observe or perform any term, covenant or condition of this Lease not specifically provided for in this Section 12.1 and such failure is not cured within a period of thirty (30) days after receipt of notice from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such period of time shall be extended to such period of time (which, if such default is materially adverse to the interests of Landlord hereunder, shall not exceed an additional one hundred and twenty (120) days) as may be necessary to cure such default with all due diligence, or

            (d) if Tenant shall admit in writing its inability to pay its debts generally as they become due; file a petition in bankruptcy or a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or

            (e) any petition shall be filed by or against Tenant or any subsidiary of Tenant under Federal bankruptcy laws, or any other proceeding shall be instituted by or against Tenant or such subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or such subsidiary, or for any substantial part of the property of Tenant or such subsidiary, and such proceeding is not dismissed within ninety (90) days after institution thereof, or Tenant or such subsidiary shall take any action to authorize or effect any of the actions set forth above in this paragraph (e), or

            (f) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding any the same shall not be vacated or discharged within the later of ninety
      (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord, (unless Tenant shall be contesting such lien or attachment in good faith in accordance with the terms of this Lease), then, and in any such event, Landlord may terminate this Lease by giving not less than ten (10) days' notice of such termination and upon the expiration of the time fixed in such notice, if any, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

Tenant shall, to the maximum extent permitted by law, pay as Additional Charges all Litigation Costs as a result of any Event of Default hereunder.

      12.2 Certain Remedies. Landlord shall have the right to terminate this Lease, and otherwise exercise remedies, at any time and from time to time, with respect to one or more, or all, of the Leased Properties, and the termination of this Lease or other exercise of remedies with respect to one or more Leased Properties shall in no way constitute a waiver on the part of Landlord to terminate this Lease on account of such Event of Default, or otherwise exercise remedies, at any time and from time to time, in one or more other instances, with respect to the balance of the Leased Properties.

      12.3 Damages. Neither (a) the termination of this Lease pursuant to
Section 12.1 with respect to any or all of the Leased Property, (b) the repossession of the applicable Leased Property or any portion thereof, (c) the failure of Landlord, notwithstanding reasonable good faith efforts to relet the applicable Leased Property or any portion thereof, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property to and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term in the absence of such termination, and whether or not the applicable Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the applicable Leased Property, after deducting all expenses in connection with such re-letting, including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising costs, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Lease had not been terminated.

      At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such termination, at Landlord's election, Tenant shall pay to Landlord either, at Landlord's election, (a) an amount equal to the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Other Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Lease if the same remained in effect (with respect to the applicable Leased Property), over the Fair Market Rental for the same period, or (b) an amount equal to the lesser of (i) the Rent and other charges that would have been payable for the balance of the Term had it not been terminated, or (ii) the aggregate of the Minimum Rent, Additional Charges and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement). In the event this Lease is so terminated prior the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to this Section shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained herein shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

      In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the applicable Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) make such alterations, repairs and decorations in the applicable Leased Property or any portion thereof as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the applicable Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for the failure to relet the applicable Leased Property, or, in the event that the applicable Leased Property is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant's being evicted or dispossessed, or in the event of Landlord's obtaining possession of the applicable Leased Property, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      12.4 Waiver. If this Lease is terminated pursuant to Section 12.1, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XII, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt (provided nothing herein shall be construed to limit Tenant's liability hereunder, which is intended to be fully recourse to Tenant, to its interest in the Leased Property).

      12.5 Application of Funds. Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State where the applicable Leased Property is located.

                                  ARTICLE XIII

      13.1 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the applicable Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable sums so paid by Landlord and all costs and expenses (including attorneys' fees and expenses, in each a case, to the extent permitted by law) so incurred, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XIV

      14.1 Holding Over. If Tenant shall for any reason remain in possession of the applicable Leased Property after the expiration of the Term or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, one and one-half times the aggregate of (i) one-twelfth of the aggregate Minimum Rent payable with respect to the last Lease Year of the Term; (ii) all Additional Charges accruing during the month and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the applicable Leased Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies to continue its occupancy and use of the applicable Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                                   ARTICLE XV

                                  SUBORDINATION

      15.1 Subordination and Nondisturbance. This Lease and all rights of Tenant hereunder are subject and subordinate to the Lien affecting the Leased Properties created pursuant to Lender's Loan Documents, whether now or hereafter existing, or the interest of any landlord under a lease senior in title to this Lease, whether now or hereafter existing (all such Liens and interests, collectively, the "Superior Interests"), and to all renewals, modifications, consolidations, replacements and extensions of Superior Interests, provided that the holder of such Superior Interest shall have executed and delivered to Tenant a "non-disturbance" agreement in favor of Tenant substantially on the same terms and conditions as are contained in the form attached hereto as Exhibit 15.1. Subject to the foregoing proviso, this Section shall be self-operative and no further instrument of subordination shall be required, but in confirmation of such subordination, Tenant agrees to execute and deliver promptly any commercially reasonable form of instrument (in recordable form, if requested) that Landlord or the holder of any Superior Interest (each, a "Superior Party") may request to evidence such subordination. Concurrently herewith, Tenant and Landlord's Lender in respect of the Initial Landlord's Debt are executing and delivering a non-disturbance, subordination and attornment agreement in the form of said Exhibit 15.1.

      15.2 Attornment. If the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any such Superior Interest, then Tenant shall, at the option of such purchaser, assignee or any Superior Party, as the case may be, (x) attorn to such party and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if such party were the Landlord originally named in this Lease, or (y) enter into a new lease with such party, as Landlord, for the remaining Term and otherwise on the same terms and conditions of this Lease except that such successor Landlord shall not be (i) liable for any previous act, omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent in advance of its due date, unless such modification, amendment or prepayment shall have been approved in writing by the Superior Party through or by reason of which such successor Landlord shall have succeeded to the rights of Landlord under this Lease; or (iv) liable for any security (if any) deposited pursuant to this Lease unless such security has actually been delivered to such successor Landlord or deposited pursuant to the Cash Management Procedures. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or Tenant.

      15.3 Notice of Default to Landlord's Lender. In the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this Lease, or to claim a partial or total eviction, Tenant will not exercise any such right (A) until it has given written notice of such act or omission to Landlord's Lender, and (B) until a reasonable period of time (not less than thirty (30) days) for remedying such act or omission shall have elapsed following giving of such notice and following the time when Lender shall have become entitled under the Landlord's Loan Documents to remedy the same, provided Lender, with reasonable diligence, shall (i) have pursued such remedies as are available to it under Landlord's Loan Documents so as to be able to remedy the act or omission, and (ii) thereafter shall have commenced and continued to remedy such act or omission or cause the same to be remedied. Tenant's agreement herein shall not apply to those situations specifically set forth herein wherein Tenant has an express option to cancel and terminate this Lease.

      15.4 Modifications to Secure Financing. If any Superior Party or prospective Superior Party shall request modifications of this Lease as a condition to the provision, continuance or renewal of any such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights under this Lease.

      15.5 Delivery of Notices to Landlord's Lender. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity and address of any Superior Party (which Notice shall be accompanied by a copy of the instrument creating such Superior Interest), no Notice from Tenant to Landlord shall be effective unless and until a duplicate original of such Notice shall be given to such Superior Party at the address set forth in the above described Notice. The curing of any of Landlord's defaults by such Superior Party shall be treated as performance by Landlord. Tenant hereby acknowledges receipt of Notice as to the identity and address of Landlord's Lender as of the date hereof as follows (as well as a copy of all of the Landlord's Loan Documents in effect as of the date hereof) and that, accordingly, the above provisions of this Section 15.5 shall be effective as to Landlord's Lender as of the date hereof:

                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York 10004

                           Attention: Mr. Steven T. Mnuchin

                           with a copy to:

                           On or before May 22, 1998
                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention: Eugene A. Pinover, Esq.

                           After May 22, 1998
                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019
                           Attention: Eugene A. Pinover, Esq.

      15.6 Right of Landlord's Lender to Enforce Lease. To the extent permitted under the Landlord's Loan Documents, Landlord's Lender may exercise the rights of Landlord hereunder, including the right on the part of Landlord to obtain insurance in the circumstances set forth in Section 10.1(e)(ii) hereof.

      15.7 Exercise of Landlord's Discretion. In any instance hereunder in which Landlord must be reasonable in making a request or granting or withholding an approval or consent, Tenant acknowledges and agrees that Landlord may take into account the reasonable objections of Landlord's Lender to the extent Landlord is required to take such objections into account under Landlord's Loan Documents. In any instance hereunder in which Landlord may make a request or grant or withhold an approval in its discretion, Landlord may take into account the views of Landlord's Lender to the extent Landlord is required to take such views into account under Landlord's Loan Documents.

                                   ARTICLE XVI

      16.1 Indemnification. Notwithstanding the existence of any insurance required to be provided hereunder, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord and Landlord's Lender and their respective partners, shareholders, officers, directors and employees (each, an "Indemnitee") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including Litigation Costs), to the maximum extent permitted by law, imposed upon or incurred by or asserted against such Indemnitee by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including any claims made by employees at the Leased Property, (b) any use, misuse, non-use, condition, maintenance or repair by Tenant or anyone claiming by, through or under Tenant, including agents, contractors, invitees or visitors of the applicable Leased Property or Tenant's Personal Property, (c) any Taxes or Other Charges, (d) any failure on the part of Tenant or anyone claiming by, through or under Tenant to perform or comply with any of the terms of this Lease, (e) any failure by Tenant to perform its obligations under any Sublease or Warehouse Agreement and any claims made thereunder, (f) any contest of any Legal Requirement or Insurance Requirement, regardless whether the same is conducted in accordance with the terms hereof. Any amounts which become payable by Tenant under this Section shall be paid within ten (10) days after liability therefor on the part of Tenant is determined by litigation or otherwise, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Indemnitee or may compromise or otherwise dispose of the same as Tenant sees fit. Nothing herein shall be construed as indemnifying an Indemnitee against its own grossly negligent acts or omissions or willful misconduct. If at any time an Indemnitee shall have notice of a claim, such Indemnitee shall give reasonably prompt written notice of such claim to Tenant; provided that (i) such Indemnitee shall have no liability for a failure to give notice of any claim of which Tenant has otherwise been notified or has knowledge and (ii) the failure of such Indemnitee to give such a notice to Tenant shall not limit the rights of such Indemnitee or the obligations of Tenant with respect to such claim except to the extent that Tenant incurs actual expenses or suffers actual monetary loss as a result of such failure. Tenant shall have the right to control the defense or settlement of any Claim, provided that (A) Tenant shall first confirm in writing to such Indemnitee that such claim is within the scope of this indemnity and that Tenant shall pay any and all amounts required to be paid in respect of such claim and
(B) if the compromise or settlement of any such claim shall not result in the complete release of such Indemnitee from the claim so compromised or settled, the compromise or settlement shall require the prior written approval of such Indemnitee. An Indemnitee shall have the right to approve counsel engaged to defend such claim and, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim. Tenant's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XVII

      17.1 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XVIII

      18.1 Remedies Cumulative. Except as otherwise expressly provided herein, to the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant or any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

                                   ARTICLE XIX

      19.1 Acceptance of Surrender. No surrender to Landlord of this Lease or of any Leased Property, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                                   ARTICLE XX

      20.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created thereby or any interest herein or in such leasehold estate and
(b) the fee estate in the applicable Leased Property.

                                   ARTICLE XXI

      21.1 Conveyance by Landlord. If Landlord or any successor owner of the applicable Leased Property shall convey such Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXII

      22.1 Quiet Enjoyment. So long as Tenant shall pay all Rent as the same becomes due and no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or otherwise permitted to be created by Landlord hereunder, liens as to the obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, and liens hereafter consented to by Tenant. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder or thereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXIII

      23.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder (collectively, "Notices" or "notices") shall be in writing and delivered by hand or mailed (by registered or certified mail, return receipt requested or reputable nationally recognized overnight courier service and postage prepaid), addressed to the respective parties, as follows:

            (a)   if to Tenant:

                  Americold Corporation
                  One Concourse Parkway, Suite 450
                  Atlanta, Georgia 30328
                  Attention: Chief Executive Officer
                  with a copy to:

                  Arnall Golden & Gregory
                  2800 One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309
                  Attention: Jonathan Eady, Esq.

            (b)   if to Landlord:

                  Americold Real Estate, L.P.
                  c/o Vornado Realty Trust
                  Park 80 West, Plaza II
                  Saddle Brook, New Jersey 07663
                  Attention: Chief Financial Officer

                  with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention: Arthur S. Adler, Esq.

            (c) if required pursuant to Section 15.5 hereof, to Landlord's Lender, in accordance with the terms of said Section.

or to such other address as either party may hereunder designate, and shall be effective upon receipt.

                                  ARTICLE XXIV

      24.1 Appraisers. In the event that it becomes necessary to determine the Fair Market Value or Fair Market Rental of any property for any purpose of this Lease, and the parties cannot agree amongst themselves on such value within twenty (20) days after the first request made by one of the parties to do so, then either party may notify the other of a person selected to act as appraiser on its behalf. Within fifteen (15) days after receipt of any such notice, the other party shall by notice to the first party appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within 45 days after the date of the notice appointing the first appraiser, proceed to appraise the applicable Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date; provided that if one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within 50 days after the making of the initial appointment, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within 20 days of such request, and both parties shall be bound by any appointment so made within such 20 day period. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within 30 days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determination of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value or Fair Market Rental for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and their own legal fees, and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

                                   ARTICLE XXV

      25.1 General REIT Provisions.

            25.1.1 REIT Requirements. Tenant understands that Landlord or an Affiliate of Landlord may (in its sole discretion) elect to qualify as a real estate investment trust ("REIT"). In the event that Landlord or an Affiliate of Landlord intends to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied:

            (i) The average of the adjusted tax bases of Landlord's personal property leased to Tenant under a lease at the beginning and end of a calendar year cannot exceed 15% of the average of the aggregate adjusted tax bases of all of Landlord's property that is leased to Tenant under such lease at the beginning and end of such calendar year.

            (ii) Tenant cannot sublet the property leased to it by Landlord, or enter into any other arrangement, if such sublet or other arrangement would cause all or a portion of the amounts paid by Tenant to Landlord hereunder to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

            (iii) Tenant cannot sublease the property leased to it by Landlord to, or enter into any similar arrangement with, any person in which Landlord owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

            (iv) Landlord cannot own, directly or indirectly, a 10% or more interest in Tenant, within the meaning of Section 856(d)(2)(B) of the Code.

            25.1.2 Satisfaction of REIT Requirements. Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, to use their best efforts to permit the REIT Requirements to be satisfied. Tenant agrees and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with Landlord or to ensure that the REIT Requirements are satisfied, including providing Landlord with information about the ownership of Tenant, and its Affiliates to the extent that such information is reasonably available. Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by Landlord to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify, or use reasonable efforts to cause its Affiliates to notify Landlord of such noncompliance.

                                  ARTICLE XXVI

                             ENVIRONMENTAL INDEMNITY

      26.1 Environmental Indemnity Provisions. Tenant hereby agrees to hold harmless Landlord and Landlord's Lender, any successors to their respective interests in this Lease, and the respective directors, officers, employees and agents of any of the foregoing from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and attorneys' fees) incurred by Landlord or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Laws. Tenant's indemnity shall survive the termination of this Lease, provided, however, Tenant shall have no indemnity obligation with respect to (i) Hazardous Substances first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated or (ii) Hazardous Substances introduced to the Leased Property by Landlord, its successors and assigns. Notwithstanding the foregoing, with respect to those environmental conditions identified on Exhibit 26.1, Landlord shall make available to Tenant the funds reserved to cure such matters, on the same terms as are described in the Lender's Loan Documents relating to the Initial Landlord's Debt.

                                  ARTICLE XXVII

                                  MISCELLANEOUS

      27.1 Survival of Claims. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

      27.2 Severability. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

      27.3 Maximum Permissible Rate. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

      27.4 Headings. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      27.5 Exculpation. Landlord's liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Lease shall be had against any other assets of Landlord whatsoever. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

            27.6 Transfer of Licenses. Upon the expiration or earlier termination of the Term, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee or to cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of any applications for all licenses, operating permits and other governmental authorization and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Leased Property; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee.

      27.7 Exhibition of Leased Property. Landlord and Landlord's agent shall have the right to enter the applicable Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others.

      27.8 Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.

      27.9 Governing Law. This Lease shall be construed with respect to each Leased Property under the substantive laws of the State of in which such Leased Property is situated.

      27.10 No Waiver. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

      27.11 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

      27.12 Modifications in Writing. This Lease may only be modified by a writing signed by both Landlord and Tenant.

      27.13 No Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

      27.14 Claims Against Landlord. In the event that a claim or adjudication is made that Landlord or its agents have acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Lease, Landlord or such agent, as the case may be, has an obligation to act reasonably or promptly, Tenant agrees that neither Landlord nor its agents shall be liable for any monetary damages, and Tenant's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that Landlord's action, delay or inaction has constituted gross negligence, fraud, willful misconduct or an illegal act. The parties hereto agree that any action or proceeding to determine whether Landlord has acted reasonably shall be determined by an action seeking declaratory judgment.

                                 ARTICLE XXVIII

      28.1 Memorandum of Lease. Landlord and Tenant shall, promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the applicable Leased Property is located, in which reference to this Lease, and all options contained therein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

                                  ARTICLE XXIX

      29.1 Provisions Relating to Purchase of the Leased Personal Property. It is the parties' intention and belief that the Leased Property in its entirety consists of real property and little personalty. Nevertheless, to the extent deemed necessary by Landlord, in its sole discretion, in connection with the qualification of Landlord or its Affiliate as a REIT, upon thirty (30) days' notice to Tenant, Tenant shall purchase from Landlord such portions of the Leased Property as may be considered (in Landlord's sole discretion) as personalty and as Landlord shall designate, at a purchase price equal to the fair market value thereof (as mutually agreed upon by Landlord and Tenant or failing such agreement, by arbitration in accordance with Article XXIV). Such purchase price shall be payable in equal monthly installments over four years (or if less, the remainder of the Term), together with annual interest thereon at 8 percent, and shall be paid to Landlord on Rent Payment Dates in the same manner as Minimum Rent. Each installment of Minimum Rent shall be decreased by such purchase-price installment, exclusive of the interest.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of April 22, 1998.

                        AMERICOLD REAL ESTATE, L.P., a Delaware limited partnership

                        By: Americold Realty, Inc, a Delaware corporation, its general partner

                              By: /s/ Irwin Goldberg
                                  ----------------------------------------------
                                  Name:
                                  Title:

                        AMERICOLD CORPORATION, an Oregon corporation

                        By: /s/ Frederick B. Beilstein III
                            ----------------------------------------------------
                            Name:  Frederick B. Beilstein
                            Title: Senior Vice President

                                   EXHIBIT A-1

                          Legal Description of the Land

[omitted: legal descriptions of parcels in Portage County, Wisconsin; Walla Walla County, Washington; Burlington, Washington; Moses Lake, Washington; Connell, Washington; Walla Walla County, Washington; Clearfield, Utah; Lehigh County, Pennsylvania; Millrun, Pennsylvania; Portland, Oregon; Hermston, Oregon; Woodburn, Oregon; Salem, Oregon; Gloucester, Massachusetts; Nampa, Idaho; Burley, Idaho; Fulton County, Georgia; Plant City, Florida; Denver, Colorado; Turlock, California; Watsonville, California; Los Angeles, California; Tampa, Florida; Fort Dodge, Iowa; Bettendorf, Iowa; Rochelle, Illinois; and Boston, Massachusetts]

                                 EXHIBIT 1.5(b)

                   List of Ground Leases and Expiration Dates

Watsonville - Riverside, California

Lease Agreement, dated February 1, 1984 by and between Richard A. Shaw, Inc., a California corporation , as lessor, and Termicold Corporation, as lessee, a memorandum of which Lease Agreement was recorded on May 5, 1987 in Book 4154, Page 52 of the Real Property Records of Santa Cruz County, California, as same has been and may hereafter be modified or amended. Expires 12/31/2024 with three options to extend, each for ten-years.

Burley, Idaho

Lease Agreement, dated January 22, 1993 by and between ORE-IDA Foods, Inc., a Delaware corporation , as lessor, and Americold Corporation, as lessee, a memorandum of which Lease Agreement was recorded on [__________] in Book [__________], Page [__________] of the Real Property Records of Cassia County, Idaho, as same has been and may hereafter be modified or amended. Expires 1/22/2013 with options to extend for eight additionsal terms of ten years each.

Denver (Ash/50th Street), Colorado

Lease Agreement, dated April 6, 1976 by and between Country Life Insurance Company, an Illinois corporation, as lessor, and Beatrice Foods, Co., as lessee, a memorandum of which Lease Agreement was recorded on February 2, 1989 in Book 1288, Page 562 of the Real Property Records of the City and County of Denver, Colorado, as same has been and may hereafter be modified or amended. Expires 7/1/2001 with four options to extend for five-years each.

                                  Exhibit 2(a)

Loan Agreement, dated as of April 22, 1998, between Americold Real Estate, L.P., as Borrower, and Goldman Sachs Mortgage Company, as Lender.

[omitted]

                                 Exhibit 3.1(a)
                             Minimum Rent Allocation

Americold Master Lease

Property                   Percentage of Total
--------                   -------------------

Ash Street                 1.03%
Bettendorf                 2.22%
Boston                     1.32%
Burlington                 3.52%
Burley                     9.23%
Clearfield                 6.04%
Connell                    4.80%
E. Main Street             1.48%
Fogelsville                5.60%
Ft. Dodge                  0.67%
Hermiston                  5.44%
Jesse St.                  1.52%
Lois Avenue                0.14%
Milwaukie                  4.17%
Moses Lake                 7.07%
Nampa                      1.32%
Plant City                 0.38%
Plover                    10.18%
Rail Road Ave.             0.33%
Watsonville                4.11%
Rochelle                   5.86%
Rogers St.                 2.25%
Rowe Square                2.78%
Salem                      6.66%
Southgate                  1.10%
Turlock 2                  1.91%
Walla Walla                1.71%
Woodburn                   5.31%
--------                   -----
                           100.00%

                                 EXHIBIT 3.1(b)
                         Calculation of Percentage Rent

Percentage Rent, with respect to each Lease Year, shall be the product of (i)
37.50 percent times (ii) all Receipts for such Lease Year in excess of the Breakpoint. The "Breakpoint", with respect to any Lease Year, shall be the annual Minimum Rent for such Lease Year divided by 37.50 percent. Thus, for example, assuming a payment of Minimum Rent in the first Lease Year of $33,045,855.56 (taking into account the partial Fiscal Year), the Breakpoint for the first Lease Year shall be $88,122,281.49.

                                 EXHIBIT 6.1(j)

            Deferred Maintenance Conditions (excluding Environmental)

[omitted]

                                  EXHIBIT 8.2.8

                             Certain Superior Leases

[omitted]

                                  Exhibit 11.1

                           CASH MANAGEMENT PROCEDURES

Capitalized terms used but not defined in this Exhibit shall have the meanings ascribed to them in the Loan Agreement and if not defined therein, in the Master Lease. References to Sections shall mean the Sections of this Exhibit unless otherwise stated.

      1.    Deposit to Local Accounts

            1.1 Within one (1) Business Day after the Master Lessee's receipt of the same, the Master Lessee shall deposit or cause the deposit of all Receipts to one or more Local Accounts (as hereinafter defined) or, if the Master Lessee (in its sole discretion) does not elect to use Local Accounts, to the Cash Collateral Account (as hereinafter defined). All funds in the Local Accounts shall be swept daily to the Cash Collateral Account.

            1.2 A "Local Account" shall mean a segregated "sweep" bank account in the name of Master Lessee (or the name under which a Mortgaged Property is operated), which is not required to be an Eligible Account, at a financial institution located in the vicinity of one or more of the Mortgaged Properties. Each Local Account shall be maintained solely for the purpose of receiving deposits in the ordinary course of business of Receipts from one or more Mortgaged Properties. Funds on deposit in each any other properties (other than one or more Mortgaged Properties) owned or managed by the Master Lessee or by any other person, and may only be disbursed from such account for the purpose of being swept into the Cash Collateral Account.

      2. Establishment of Cash Collateral Account, Reserve Accounts and Operating Account and Disbursements from Cash Collateral Account

            2.1 Lender shall establish the Cash Collateral Account, the Operating Account (as defined below) and each Reserve Account (as defined below) with the same depositary institution not later than the Closing.

                  2.1.1 The "Cash Collateral Account" shall mean a segregated lockbox account in the name of the Servicer on behalf of the Lender, to which all Receipts will be deposited either from the Local Accounts or directly upon receipt by the Master Lessee or Borrower.

                  2.1.2 The "Operating Account" shall mean a segregated account in the name of the Servicer on behalf of the Lender, to which disbursements from the Cash Collateral Account shall be made, and withdrawals by the Master Lessee shall be permitted, in the manner described below in this Section 2 and Section 3.

                  2.1.3 The "Reserve Accounts" shall mean the various segregated accounts described below in Section 2.4.1(a), (c), (d) and (e) and Section 2.4.2(a), (b), (d) and (e), as well as those accounts generally described in Section 2.5, each in the name of the Servicer on behalf of the Lender.

            2.2 The Cash Collateral Account and each Reserve Account shall be an Eligible Account.

            2.3 The Servicer on behalf of the Lender will have sole control over the Cash Collateral Account and each Reserve Account, subject, nevertheless, to the Servicer's obligations under this Exhibit and the other provisions of the Loan Documents to disburse funds therefrom to or on behalf of the Master Lessee or the Borrower.

            2.4 During each period commencing on the day immediately following a Payment Date and ending on the following Payment Date (each such period, a "Collection Period"), provided that no Event of Default has occurred and is continuing (but subject to Sections 4 and 7.6 hereof), Lender shall transfer from the Cash Collateral Account (or authorize such transfer) to the extent available therein, disbursements to the accounts, and in the amounts and in the priority set forth in Section 2.4.1 or 2.4.2, as applicable. Such disbursements from the Cash Collateral Account shall be made not less frequently than once every two (2) Business Days and, in any event, on each and every Payment Date.

                  2.4.1 Prior to the Anticipated Repayment Date:

                  a. to the Tax and Insurance Reserve Account, up to the amount required by Section 9.3.1 of the Loan Agreement;

                  b. to an account designated by the Servicer, up to an amount equal to the scheduled payment of principal due under the Note and the interest payable on the outstanding principal balance of the Loan at the Initial Interest Rate on the Payment Date coinciding with the end of such Collection Period (collectively, the "Monthly Debt Service"), to be applied on such Payment Date to the payment of such principal and interest;

                  c. to the Ongoing Maintenance Reserve Account, up to the
            amount required to be deposited thereto pursuant to Section 9.2.1(b) of the Loan Agreement, as such amount may be adjusted pursuant to the terms of the Loan Agreement;

                  d. to the Building Improvements Reserve Account, up to the
            amount required to be deposited thereto pursuant to Section 9.2.1(c) of the Loan

            Agreement, as such amount may be adjusted pursuant to the terms of the Loan Agreement;

                  e. (i) if the Master Lease or a replacement Master Lease shall be in effect,

                        (A) if a Low Debt Service Reserve Trigger Event shall
                  have occurred and a corresponding Low Debt Service Reserve Return Event shall have not occurred:

                              (w) to the Operating Account, an amount equal to
                        the budgeted Operating Expenses (as defined below) with respect to the calendar month ending within the Collection Period in question, as set forth in the Annual Budget approved by Borrower under the Master Lease and (if required under the Loan Agreement) by Servicer, subject to the terms of Section 3.4.1,

                              (x) to Servicer, for payment of any Default
                        Interest due and owing, up to an amount equal to the sum of the installments of Minimum Rent (as defined in the Master Lease), Percentage Rent (as defined in the Master Lease), if any, and purchase price (if any) payable pursuant to Section 29.1 of the Master Lease due in each case on the Rent Payment Date coinciding with the end of such Collection Period (collectively, the "Master Lease Installment"), less the sum of the Monthly Debt Service disbursed pursuant to Section 2.4.1(b) and the amounts disbursed pursuant to Section 2.4.1(d),

                              (y) to the Low Debt Service Reserve Account, in an
                        amount up to the Master Lease Installment, less the sum of the Monthly Debt Service disbursed pursuant to
                        Section 2.4.1(b), the amount disbursed pursuant to
                        Section 2.4.1(d), and the amount disbursed pursuant to
                        Section 2.4.1(e)(i)(A)(x), and

                              (z) to the Master Lessee, the balance.

                        (B) if a Low Debt Service Reserve Trigger Event shall
                  have not occurred, or if a Low Debt Service Reserve Trigger Event and a corresponding Low Debt Service Reserve Return Event shall have occurred,

                              (w) to the Operating Account, an amount equal to
                        the budgeted Operating Expenses with respect to the calendar month ending within the Collection Period in question, as set forth in the Annual Budget approved by Borrower under the Master Lease and (if required under the Loan Agreement) by Servicer, subject to the terms of
                        Section 3.4.1,

                              (x) to Servicer, for payment of Default Interest
                        then due and owing, up to an amount no greater than the excess of the Master Lease Installment over the sum of the Monthly Debt Service disbursed pursuant to Section 2.4.1(b) and the amount disbursed pursuant to Section 2.4.1(d),

                              (y) to an account designated by the Borrower, up
                        to an amount equal to the excess of the Master Lease Installment over the sum of the Monthly Debt Service, the amount required to be disbursed on account of the Building Improvements Reserve and the amount required to be disbursed on account of Default Interest (such excess, if any, the "Master Lease Installment Balance"), which shall be applied to the payment of the Master Lease Installment on the Rent Payment Date (as defined in the Master Lease) coinciding with the end of such Collection Period, and

                              (z) to the Master Lessee, the balance.

                  (ii) if the Master Lease or a replacement Master Lease shall not be in effect,

                        (A) if a Low Debt Service Reserve Trigger Event shall
                  have occurred and a corresponding Low Debt Service Reserve Return Event shall have not occurred:

                              (x) to the Operating Account, an amount equal to
                        the budgeted Operating Expenses with respect to the calendar month ending within the Collection Period in question, as set forth in the Annual Budget approved by Servicer (if such approval is required under the Loan Agreement), subject to the terms of Section 3.4.1,

                              (y) to Servicer, for payment of any Default
                        Interest due and owing, and

                              (z) to the Low Debt Service Reserve Account, the
                        balance.

                        (B) if a Low Debt Service Reserve Trigger Event shall
                  have not occurred, or if a Low Debt Service Reserve Trigger Event and a corresponding Low Debt Service Reserve Return Event shall have occurred,

                              (x) to the Operating Account, an amount equal to
                        the budgeted Operating Expenses with respect to the calendar month ending within the Collection Period in question, as set forth in the Annual Budget approved by Servicer (if such approval is required under the Loan Agreement), subject to the terms of Section 3.4.1,

                              (y) to Servicer, for payment of any Default
                        Interest due and owing, and

                              (z) to an account designated by the Borrower, the
                        balance.

                  2.4.2 On and subsequent to the Anticipated Repayment Date:

                  a. to the Tax and Insurance Reserve Account, up to the amount required by Section 9.3.1 of the Loan Agreement;

                  b. to the Operating Account, up to an amount equal to the
            budgeted Operating Expenses with respect to the calendar month ending within the Collection Period in question, as set forth in the Annual Budget approved by Borrower under the Master Lease and (if required under the Loan Agreement) by Servicer, subject to the terms of Section 3.4.1;

                  c. to an account designated by the Servicer, up to an amount equal to the Monthly Debt Service, to be applied on the Payment Date coinciding with the end of such Collection Period to the payment of Monthly Debt Service;

                  d. to the Ongoing Maintenance Reserve Account, up to the
            amount required to be deposited thereto pursuant to Section 9.2.1(b) of the Loan

            Agreement, as such amount may be adjusted pursuant to the terms of the Loan Agreement;

                  e. to the Building Improvements Reserve Account, up to the
            amount required to be deposited thereto pursuant to Section 9.2.1(c) of the Loan Agreement, as such amount may be adjusted pursuant to the terms of the Loan Agreement;

                  f. if the Master Lease or a replacement Master Lease shall then be in effect, to an account designated by the Servicer, up to an amount equal to the Master Lease Installment Balance, to be applied (i) first, to repayment of the principal amount of the Note, until the principal of the Note has been paid in full, (ii) next, to the payment of Default Interest due and owing; and (iii) next, to the payment of the Additional Interest accrued and unpaid on the Note; and

                  g. to the Master Lessee; provided that if the Master Lease or a replacement Master Lease shall not be in effect, to an account designated by the Servicer, to be applied first, to repayment of the principal amount of the Note, until the principal of the Note has been paid in full; next, to the payment of any Default Interest due and owing; next, to the payment of Additional Interest accrued and unpaid on the Note; and thereafter, to Borrower.

                  2.4.3 Amounts disbursed pursuant to Sections 2.4.1(b) and 2.4.1(d); clauses (x) and (y) of Sections 2.4.1(e)(i)(A) and 2.4.1(e)(i)(B); and Sections 2.4.2(c), 2.4.2(e) and 2.4.2(f) shall be deemed, as between Borrower and Master Lessee, to have been paid on account of the Master Lease Installment due on the Rent Payment Date coinciding with the end of the Collection Period in question and in no event shall exceed in the aggregate the amount of such Master Lease Installment.

                  2.4.4 As used herein, the term "Operating Expenses" shall have the meaning given such term in the Loan Agreement, but shall exclude any expenses that are to be paid from other Reserve Accounts established hereunder, such as, without limitation, the Tax and Insurance Reserve Account, the Ongoing Maintenance Reserve Account and the Building Improvements Reserve Account.

      2.5 In addition to the Reserve Accounts to be established under Section 2.4, the Servicer will establish a separate Reserve Account for each cash security required to be delivered pursuant to a specific provision of the Loan Agreement and not otherwise described above in Section 2.4, including (i) Proceeds held by the Servicer in accordance with Section 8.1.2 of the Loan Agreement (a "Casualty/Condemnation Proceeds Reserve Account"), (ii) amounts to be delivered under Section 5.1(b)(ii)(E) of the Loan Agreement (a "Contest Reserve Account"), (iii) amounts to be delivered into the "Lease Payment Account" under

Section 7.2(c) of the Loan Agreement (a "Lease Termination Reserve Account"), and (iv) a Deferred Maintenance Reserve Account required by Section 9.2.1(a) of the Loan Agreement. Any cash or other security described in this Section 2.5 shall be deposited to the applicable Reserve Account in the manner provided for in this Section 2.5, without regard to whether the Reserve Accounts contemplated by Section 2.4 have been fully funded.

      3. Disbursements from Reserve Accounts

      3.1 Disbursements shall be made from the Reserve Accounts by the Servicer in the manner described in the Loan Documents and, with respect to the Tax and Insurance Reserve Account, as described in Sections 3.2 and 3.3.

      3.2 In determining the amount of insurance premiums to be paid and the amounts to be disbursed from the Tax and Insurance Reserve Account in accordance with the terms of Section 9.3. of the Loan Agreement, if any insurance is obtained for one or more of the Mortgaged Properties under a blanket insurance program of the Master Lessee or its Affiliates, then the insurance premiums for the relevant Mortgaged Properties shall be such properties' allocable share of the blanket insurance premiums (as reasonably determined by Master Lessee) and Master Lessee shall be entitled to reimbursement for such premiums at the same time and in the same manner that Borrower would be entitled thereto under the terms of the Loan Agreement directly from the Tax and Insurance Reserve Account.

      3.3 Provided that the necessary invoices or bills have been provided to the Servicer by the Master Lessee or Borrower, the Servicer shall pay directly from the Tax and Insurance Reserve Account all real estate taxes and insurance premiums (determined in accordance with the last sentence of Section 3.2 to the extent said sentence is applicable), or, if such amounts are insufficient, from amounts in the Cash Collateral Account and distributable to the Master Lessee or from additional funds provided by Borrower or Master Lessee, and the Borrower and Master Lessee (to the extent such funds are sufficient to make such payments and the necessary invoices or bills are timely provided as hereinbelow provided) will be relieved of the obligation to make such payments under the Loan Documents and Master Lease, respectively. Borrower and/or the Master Lessee shall promptly send all such invoices or bills to the Servicer. Such payments shall be made before any fine, penalty, interest or cost may be added for non-payment, provided that the necessary invoices or bills shall have been provided to Servicer at least ten (10) days prior to the due date therefor and sufficient funds are available from the applicable Reserve Account and/or additional funds provided by the Master Lessee or the Borrower.

      3.4 Operating Expenses. From and after the Anticipated Repayment Date, Master Lessee shall pay Operating Expenses from the Operating Account in accordance with the terms of the Master Lease, provided that there shall be added or deducted to such transfers to the Operating Account in accordance with
Section 3.4.1.

                  3.4.1 Adjustments to Subsequent Disbursements to the Operating Account. From and after the Anticipated Repayment Date, on or before the 21st day after each month, Master Lessee will provide Servicer with a statement showing the difference between Operating Expenses for such month and amounts disbursed to the Operating Account from the Cash Collateral Account with respect to such month in accordance with the foregoing, and

                        (i) to the extent that such Operating Expenses exceed
            the amounts so disbursed, then such excess shall be added to the amount next to be disbursed to the Operating Account in accordance with Section 3.4 hereof; and

                        (ii) to the extent that amounts so disbursed to the
            Operating Account exceeded such Operating Expenses, then such excess shall be deducted from the amount next to be disbursed to the Operating Account in accordance with Section 3.4 hereof.

      3.5 Ongoing Maintenance Reserve Account Disbursements. Master Lessee shall have the right to obtain disbursements from the Ongoing Maintenance Reserve Account for capital improvements, maintenance, replacements and repairs and personalty repairs and replacement made by Master Lessee at, or with respect to, any Mortgaged Property (but excluding any items to be paid from the Building Improvements Reserve Account), on the following terms and conditions:

            (a) disbursements shall be made only to pay or to reimburse Master Lessee in respect of actual costs of the work, which costs were approved by Servicer (such approval not to be unreasonably withheld or delayed) or incurred for Alterations made in accordance with the terms of the Master Lease (or if no Master Lease shall be in effect, in accordance with the terms of the Loan Agreement);

            (b) each request for disbursement from any Reserve Account shall be substantially in a form attached to the Deposit Account Agreement, shall specify the work for which the disbursement is requested and shall include an Officer's Certificate certifying that such funds will be applied to pay or reimburse for materials or work permitted hereunder and done in accordance herewith (which, in each case, have not been previously paid or reimbursed from funds in any Reserve Account, but regardless whether such costs were paid or incurred during the month in respect of which such request is submitted to the Servicer), and copies of invoices for all items or materials purchased and all contracted labor or services provided. Master Lessee will not be required to obtain approval of the Servicer or any other Person for individual expenditures from said Reserve Account, except as otherwise required by the Master Lease.

            (c) Servicer shall have received from Master Lessee evidence reasonably satisfactory to Servicer that Master Lessee has incurred such expenses and that the materials for which the request is made are on site at the applicable Mortgaged Property and are properly secured or have been installed in such Mortgaged Property;

            (d) Servicer shall authorize the disbursement from the applicable Reserve Account in question, within five (5) Business Days after the receipt of Master Lessee's request for such disbursement and the satisfaction of the other conditions set forth above in this Section, but in no event more often than once in any 15-day period, the amount requested by Master Lessee for such expenses.

            3.6 Lease Termination Reserve Account. Disbursements shall be made from the Lease Termination Reserve Account in the manner provided for in Section 7.2(c) of the Loan Agreement.

            4. Security for Loan; Master Lessee's Rights

            Borrower's right, title and interest in the funds in the Local Accounts, Operating Account, the Cash Collateral Account and each Reserve Account thereof, and all Permitted Investments thereof, are pledged to the Lender as further security for the Loan pursuant to the Loan Agreement and the Deposit Account Agreement, which pledge is subject to the interests of the Master Lessee in the manner described in Section 7.6 hereof. The authority of the Master Lessee to pay Operating Expenses in the manner set forth in this Exhibit shall not be terminated, unless the Master Lease shall have been terminated in accordance with its terms and until all Operating Expenses incurred or contracted for prior to or as a result of such termination have been paid or an amount sufficient to pay such expenses is set aside in a reserve. Unless and until the Master Lease is terminated in accordance with its terms, and all expenses to be paid for with, or reimbursed from, funds in a Reserve Account that were incurred prior to the termination shall have been paid in full (or an amount sufficient to pay such expenses has been set aside as a reserve),
(i) the Servicer shall not freeze or otherwise restrict the ability of the Master Lessee to obtain disbursements of funds from such Reserve Account in accordance with the terms hereof and shall not apply funds on deposit in such Reserve Account to the repayment of the Note, (ii) the right of the Master Lessee to direct the expenditure of funds in any Reserve Account in accordance with the terms hereof shall not be terminated unless otherwise agreed to by the Servicer, the Borrower and the Master Lessee, and (iii) Servicer shall continue to pay, or reimburse the Master Lessee for, real estate taxes and insurance premiums from the Tax and Insurance Reserve Account.

            5. Investment of Funds in Accounts

            5.1 Borrower shall have the right to instruct the Servicer (or the "Deposit Bank" as defined in the Deposit Account Agreement) to invest funds in the Deferred Maintenance Reserve Account, the Building Improvements Reserve Account and the Low Debt Service Coverage Reserve Account, at the risk of and for the benefit of Borrower, in Permitted Investments.

            5.2 Master Lessee (absent an "Event of Default" as defined in the Master Lease) and Borrower (if no Master Lease or replacement Master Lease is in effect or if there is continuing an Event of Default under the Master Lease) shall have the right to instruct the Servicer (or the Deposit Bank) to invest funds in the Cash Collateral Account, Tax and Insurance Reserve Account, the Ongoing Maintenance Reserve Account and the Operating Account, as well as any other Reserve Account described in Section 2.5 hereof and funded by the Master Lessee, as well as any Casualty/Condemnation Proceeds Reserve Account, in each case at the risk of and for the benefit of Master Lessee or Borrower, as applicable, in Permitted Investments.

            5.3 Upon the occurrence of an Event of Default under the Loan Agreement, Servicer shall have the right to issue investment instructions that Borrower may otherwise issue pursuant to the above terms of this Section 5.

            6. Notice of New Accounts

            Master Lessee and Borrower, as applicable, shall notify the Servicer in writing of the account name and account number of any Local Account and of each supplemental or replacement account established by the Master Lessee or Borrower, as applicable, from time to time in connection with the Mortgaged Property, and the institution in which each such account is maintained. The Master Lessee shall not change any Local Account without obtaining the consent of the Servicer, which shall not be unreasonably withheld or delayed. If any Local Account shall be changed, or any new Local Account shall be opened, by the Master Lessee or Borrower, such Local Account shall comply with all of the requirements set forth above in Section 1 hereof, and the Master Lessee or Borrower, as the case may be, shall send a notice to the Servicer, specifying the new or changed Local Account and the Local Account replaced thereby.

            Master Lessee or Borrower shall have the right to request that the Servicer change the depositary bank for the Cash Collateral Account, the Reserve Accounts and the Operating Account, provided that the account shall satisfy the requirements of an Eligible Account.

            7. General

                  7.1 The Servicer shall permit the Master Lessee and Borrower to have electronic access (via standard telephone lines) to information each Business Day, and shall provide to the Master Lessee and Borrower such information as the Master Lessee or Borrower may reasonably request, regarding activity (including disbursements) and balances and source of receipts in the Cash Collateral Account, the Reserve Accounts, the Operating Account and any other accounts maintained by Servicer pursuant to this Exhibit.

                  7.2 Unless the context specifies otherwise, transfers of funds held in any account that are required by this Exhibit shall require only the transfer of available funds.

                  7.3 The Servicer may rely conclusively on written instructions (which may be sent by facsimile) that the Master Lessee shall provide as to the amounts to be disbursed from the Cash Collateral Account to the Operating Account and from the Ongoing Maintenance Reserve Account to Master Lessee, and such disbursements shall be effected pursuant to instructions given to Servicer (with a copy to Borrower) prior to 11:00 a.m. (New York time) at least two (2) Business Day prior to disbursement. The Servicer shall have no duty to recompute, recalculate, or verify the data contained in such instructions or information and shall incur no liability to the Master Lessee if the Servicer acts in accordance therewith.

                  7.4 All transfers required to be made hereunder shall be effected by federal wire, automated clearing house funds, or other transfer of next-day available funds, provided that any such transfer required to be made within five days prior to a Payment Date shall be made by federal wire of immediately available funds.

                  7.5 If, on any Payment Date, the amount in the Cash Collateral Account shall be sufficient to make the transfer described in clause (b) of
Section 2.4, Borrower shall be deemed to have paid the Monthly Debt Service unless Servicer is legally constrained from effecting such transfer in accordance with said Section, including by reason of any bankruptcy or insolvency related to Borrower (but excluding any legal constraint applicable to Lender or Servicer but not related to Borrower).

                  7.6 It is acknowledged by Lender, Servicer and Borrower that
(i) the funds in the Local Accounts, Cash Collateral Account, Ongoing Maintenance Reserve Account, the Building Improvements Reserve Account (in certain cases) and Operating Account belong in part to the Master Lessee, (ii) Master Lessee has agreed to these Cash Management Procedures to secure Master Lessee's obligations under the Master Lease, and (iii) Master Lessee is not guaranteeing the performance of Borrower under the Loan Documents and Master Lessee is not hereby, or in any other agreement or instrument, pledging its right, title or interest in or to the Local Accounts, Cash Collateral Account,

Ongoing Maintenance Account, Building Improvements Reserve Account or Operating Account, or the funds therein, the earnings, income or interest thereon, or the proceeds thereof, for the performance of or compliance with Borrower's obligations and covenants under the Loan Documents (except insofar as Master Lessee has expressly obligated itself for such performance or compliance under the terms of the Master Lease). Accordingly, any foreclosure by Lender on the interests of Borrower in any of the Local Accounts, Cash Collateral Account, Ongoing Maintenance Account, Building Improvements Reserve Account or Operating Account shall be subject to the right, title and interest of Master Lessee in and to such accounts, the funds therein, all earnings, income and interest thereon or the proceeds thereof. In light of and without limiting the foregoing, upon acceleration of the maturity of the Note following an Event of Default, if the Master Lease shall be in effect (subject to Section 7.8 below), the Lender shall be entitled to apply all of the funds held in such Reserve Accounts solely for the purposes for which each such Reserve Account was established, subject to the rights of the Master Lessee under the Master Lease, and any right of the Lender under any Loan Document that purports to permit the Lender or Servicer to withdraw or utilize funds from the Cash Collateral Account or any other Reserve Account upon a default or other occurrence with respect to Borrower shall not be exercised in contravention of the rights of the Master Lessee under the Master Lease.

                  7.7 During the period during which an "Event of Default" (as defined in the Master Lease or any replacement Master Lease) shall have occurred and be continuing, no disbursements hereunder shall be made to the Master Lessee except with the approval of Borrower and Servicer, each acting reasonably, provided that to the extent Borrower or (in accordance with the Loan Documents) Servicer has incurred or paid a cost or expense for which a Reserve Account was established (e.g., Borrower or Servicer shall have performed a capital repair to be funded from the Ongoing Maintenance Reserve Account, completed an item of "Deferred Maintenance" or paid real estate taxes), then the amount of such cost and expense shall be disbursed to Borrower or Servicer, as applicable, from the applicable Reserve Account.

                  7.8 At any time as the Master Lease (or any replacement Master Lease permitted under the Loan Agreement) shall not be in effect, all references herein to the Master Lessee shall be deemed to refer to the Borrower.

                  7.9 Nothing herein shall be deemed to affect in any respect the rights and remedies of Borrower as against the Master Lessee upon its default under the Master Lease.

                  7.10 Lender, Servicer and Borrower each agrees that it shall give instructions to the Deposit Bank, as defined in the Deposit Account Agreement, so as to give effect to and implement the terms hereof. In the event of any conflict between the terms of this Exhibit and the Deposit Account Agreement, or between the terms of this Exhibit and the other portions of the Loan Agreement, in each case with respect to the rights and obligations as between or among Lender (or Servicer), Borrower and/or Master Lessee, the terms of this Exhibit shall control. Master Lessee agrees that it shall give instructions to the banks maintaining the Local Accounts so as to give effect to and implement the terms hereof.

                  7.11 Lender and Servicer each agrees that in the event any funds from properties or other assets that are not part of the Mortgaged Properties are inadvertently deposited to any of the Local Accounts or the Cash Collateral Account, Lender or Servicer shall promptly instruct the Deposit Bank or any other relevant depositary institution to redeliver such funds as promptly as practicable, and no security interest in favor of the Lender shall attach to such funds, provided that nothing herein shall be deemed to modify Borrower's representations, warranties and covenants set forth in Schedule 4B to the Loan Agreement.

                                  EXHIBIT 15.1

                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

                  THIS AGREEMENT is made by and among Americold Real Estate, L.P., a Delaware limited partnership ("Lessor"), Americold Corporation, an Oregon corporation ("Tenant"), and Goldman Sachs Mortgage Company, a New York limited partnership (together with its successors and assigns "Lender") pursuant to that certain Loan Agreement (the "Loan Agreement") , dated as of April 22, 1998, by and between Lender and Landlord.

                               W I T N E S S E T H

                  WHEREAS, under a certain master lease dated April 22, 1998 (hereinafter referred to as the "Lease"), Landlord did lease, let and demise the property (hereinafter called the "Leased Property"), as described in the Lease to Tenant for the period of time and upon the covenants, terms and conditions therein stated; and

                  WHEREAS, the Lease has not been further amended or modified;
and

                  WHEREAS, by making a mortgage loan, Lender became the owner of an indebtedness and holder of a certain Note or Notes, secured by first priority mortgages, deeds of trust and deeds to secure debt (collectively, the "Mortgages"), which shall constitute liens upon the property described in said Mortgages and as described in Exhibit A attached hereto (the "Mortgaged Premises"), and is secured by an assignment of Landlord's interest in the Lease as more particularly set forth in the Mortgage; and

                  WHEREAS, Landlord and Tenant acknowledge and agree to the aforesaid assignment of Landlord's interest in the Lease; and

                  WHEREAS, Lender desires the Lease and all rights of the Tenant thereunder to be subordinate to the Mortgage and all rights of Lender thereunder, and the Tenant desires Lender's assurance not to disturb Tenant's rights of possession of the Leased Property under the Lease in the event that Lender exercises its remedies as a Lender under the Mortgages;

                  NOW THEREFORE, the parties hereto, in consideration of the covenants contained herein, have agreed and hereby agree as follows:

            Section 1.

                  The Lease, as the same may heretofore and hereafter be modified, amended or extended, is and shall be subject and subordinate to the Mortgages on the Mortgaged Premises, to each and every advance made or hereafter made under the Loan Agreement, and to all renewals, modifications, consolidations, replacements and extensions of the Mortgages.

                  Lender agrees that it shall make available to Tenant the insurance policy proceeds and condemnation awards (or payments made in anticipation thereof or in connection therewith) in accordance with the terms of
Section 10.2(b) and 10.2(d) of the Lease.

            Section 2.

                  So long as no default by Tenant has occurred and has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease (hereinafter called an "Event of Default"), (A) Lender shall not, in any foreclosure action or proceeding which may be instituted or taken by Lender under any Mortgage by reason of any default thereunder, evict Tenant from the Leased Premises by the Lease, or terminate or disturb Tenant's leasehold estate under the Lease, and (B) none of Tenant's rights under the Lease shall be disturbed by reason of any default under any of the Mortgages.

            Section 3.

                  Tenant shall give Lender copies of all notices and other communications given by Tenant to the Landlord under the Lease relating to defaults on the part of the Landlord under the Lease.

            Section 4.

                  In the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Tenant will not exercise any such right (A) until it has given written notice of such act or omission to Lender by delivering such notice of such act or omission by certified mail, return receipt requested, addressed to Lender at the address specified under Section 7 hereof, and (B) until a reasonable period of time (not less than thirty (30) days) for remedying such act or omission shall have elapsed following giving of such notice and following the time when Lender shall have become entitled under the Mortgages or any additional mortgage to remedy the same, provided Lender, with reasonable diligence, shall (i) have pursued such remedies as are available to it under the Mortgages so as to be able to remedy the act or omission, and (ii) thereafter shall have commenced and continued to remedy such act or omission or cause the same to be remedied.

            Section 5.

                  Without limitation of any of the provisions of the Lease, in the event that, by reason of any default on the part of the Landlord, Lender or its assigns shall succeed to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement the Lease shall nevertheless continue in full force and effect and Tenant shall attorn to Lender or its assigns and shall recognize Lender or its assigns as its landlord. Upon request of Lender, Tenant shall execute and deliver to Lender or its assigns an agreement of attornment. If Lender or its assigns shall succeed to the interest of Landlord or any successor to Landlord, in no event shall Lender be obligated to remedy and default, nor shall Lender or its assigns have any liability under the Lease prior to the date Lender or its assigns shall succeed to the rights of Landlord or any successor to Landlord under the Lease, nor any liability for offsets or defenses which Tenant might have had against Landlord or any successor to Landlord. Lender and its assigns shall have no personal liability as successor to Landlord, and Tenant shall look only to the estate and property of Lender or its assigns (as applicable) in the Mortgaged Premises or the proceeds thereof for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender and its assigns as Landlord under the Lease. No other property or assets of Lender or its assigns shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of Landlord and Tenant thereunder or Tenant's use or occupancy of the Leased Property.

            Section 6.

                  Tenant has not subordinated the Lease or any of its rights under the Lease to any lien or mortgage other than the Mortgage prior to the date hereof, and it will not subordinate the Lease or the rights of the Tenant thereunder to any lien or mortgage other than the Mortgage without the prior written consent of Lender, unless otherwise permitted under the Lease. If Tenant at any time acquires the interest of the Landlord under the Lease, the Lease will remain in full force and effect and the interests of the Tenant and the Landlord under the Lease will not merge.

            Section 7.

                  All notices, demands, requests, consents, approvals and other communications required or permitted to be given hereunder (collectively, "Notices" or "notices") shall be in writing and delivered by hand or mailed (by registered or certified mail, return receipt requested or reputable nationally recognized overnight courier service and postage prepaid), addressed to the respective parties, as follows:

                        (a)  if to Tenant:

                             Americold Corporation
                             One Concourse Parkway, Suite 450
                             Atlanta, Georgia 30328
                             Attention: Chief Executive Officer

                             with a copy to:

                             Arnall Golden & Gregory
                             2800 One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, Georgia 30309
                             Attention: Jonathan Eady, Esq.

                        (b)  if to Lender:

                             Goldman Sachs Mortgage Company
                             85 Broad Street
                             New York, New York  10004
                             Attn:  Steven T. Mnuchin

                             with a simultaneous copy, under separate cover, to:

                             GMAC Commercial Mortgage Servicing Acquisitions Department
                             650 Dresher Road
                             Horsham, Pennsylvania 19044
                             Attention:  Ingrid Olson

            or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained in this Section 7.

            Section 8.

                  No prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, shall be binding upon Lender, as holder of the Mortgages or as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender. In addition, Lender as holder of the Mortgages or as Landlord under the Lease if it succeeds to that position shall in no event have any liability for the performance or completion of any work or to make improvements to the Mortgaged Premises.

            Section 9.

                  If at any time Lender shall notify Tenant that an Event of Default has occurred under the Mortgage and shall demand that any then unpaid rent or additional rent and any rent or additional rent thereafter payable under the Lease be paid directly to Lender, then Tenant shall thenceforth and until notified by Lender that the matter in default has been paid or remedied pay such rent or additional rent to Lender as the same becomes due under the Lease, without the necessity for further notice and without obligation on the part of Tenant to inquire whether or not default under the Mortgage occurred or has been remedied. Any such payment made by the Tenant to Lender shall discharge in full Tenant's obligation to make that payment to Landlord.

            Section 10.

                  This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein "Lender" shall include any subsequent holder of the Mortgage. This Agreement shall supersede and replace any agreement entered into prior to the date hereof by Tenant (or any predecessor in interest of Tenant under the Lease) with any previous holder of a mortgage covering the Mortgaged premises, which has been assigned to Lender.

            Section 11.

                  This Agreement shall be construed in accordance with the laws of the State in which the Leased Property is situate.

                  [remainder of page intentionally left blank]

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered in their respective names and in their behalf; and if a corporation, by its officers duly authorized, as of this 22nd day of April, 1998.

                                    Landlord:

                                    AMERICOLD REAL ESTATE, L.P., a Delaware
                                    limited partnership

                                    By:   Americold Realty, Inc., its general
                                          partner

                                          By:
                                             -----------------------

                                    Tenant:


                                    AMERICOLD CORPORATION., an Oregon
                                    corporation

                                    By:
                                       ------------------------------

                                    Lender:


                                    GOLDMAN SACHS MORTGAGE COMPANY, a
                                    New York limited partnership

                                    By:   Goldman Sachs Real Estate Funding
                                          Corp., its general partner

                                          By:
                                             -----------------------
                                             J. Theodore Borter
                                             Authorized Signatory

            STATE OF                           )
                                               )  SS.:
            COUNTY OF                          )

                  On this         day of        , 1998, before me personally
came        to me known, who being by me duly sworn, did depose and say that he
resides at                               , that he is the
of                     , the trust described in and which executed the foregoing
as authorized signatory and on behalf of                        ; that he knows
the seal of said trust, that the seal affixed to said instrument is such trust seal, that it was so affixed by order of the board of trustees of said trust, and that he signed his name thereto by like order.

                  In witness whereof I hereunto set my hand and official seal.


                                         --------------------------
                                                Notary Public

            (Notarial Seal)


            STATE OF NEW YORK                  )
                                               )  SS.:
            COUNTY OF                          )

                  On this        day of               , 1998, before me
personally came               to me known, who by me being duly sworn, did
depose and say that he resides at                         , that he is
the                            of Goldman Sachs Real Estate Funding Corp., the
general partner of Goldman Sachs Mortgage Company, the limited partnership described in and which executed the foregoing instrument; that it was executed by authority of the board of directors of said corporation and that he signed his name thereto by like authority; and he acknowledged to me that said instrument was executed by said corporation for and on behalf of said limited partnership for the purposes therein mentioned.


                                         --------------------------
                                                Notary Public

            (Notarial Seal)

            STATE OF NEW YORK                  )
                                               )  SS.:
            COUNTY OF                          )

                  On this day of , 1998, before me personally came            to
me known, who being by me duly sworn, did depose and say that he resides
at                                   , that he is the                  of
               , the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that such corporate seal was affixed to the foregoing instrument; that it was so affixed by order of the Board of Directors of said Corporation, and who thereupon signed his name thereto by like order.

In witness whereof I hereunto set my hand and official seal.


                                         --------------------------
                                                Notary Public

            (Notarial Seal)

                                  Exhibit 26.1

                 Deferred Maintenance Conditions (Environmental)

            [omitted]

                                                                    Exhibit 10.6

            FIRST AMENDMENT TO MASTER LEASE AGREEMENT, dated as of March 10, 1999 (this "Amendment"), between AMERICOLD REAL ESTATE, L.P., a Delaware limited partnership ("Landlord"), and AMERICOLD LOGISTICS, LLC., a Delaware limited liability company ("Tenant").


                               W I T N E S E T H:

            WHEREAS, Americold Corporation, an Oregon corporation ("Americold"), and Landlord are parties to a certain Master Lease Agreement (the "Lease"), dated as of April 22, 1998 (all capitalized terms used but not defined herein shall have the meaning given such terms in the Lease);

            WHEREAS, Americold has assigned all of its interest in the Lease to Tenant; and

            WHEREAS, the Landlord and Tenant wish to amend the Lease to better express in certain respects their agreement with respect to the Lease.

            NOW, THEREFORE, for TEN DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Section 1.4 of the Lease is hereby amended and restated in its entirety to read as follows:

            "1.4. Initial Term. The initial term of this Lease (the "Initial Term") shall commence on the Commencement Date and shall expire on February 28, 2014, unless otherwise terminated as provided herein."

            Section 2. Section 1.5(a) of the Lease is hereby amended and rested in its entirety to read as follows:

            "1.5 Renewal Terms. Provided (i) no Event of Default shall have occurred and be continuing hereunder or under the Other Leases and (ii) the tenant under each of the Other Leases shall have exercised its respective renewal option under the applicable Other Lease to the extent the same is available, Tenant shall have the right to renew this Lease (as to all, but not less than all, the Leased Property subject to this Lease at such time) for two (2) successive five (5) year terms ("Extended Terms") upon giving written notice to Landlord of each such renewal at least eighteen (18) months prior to the termination of the then current Term. During each such Extended

      Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Minimum Rent for and during each Extended Term shall be the greater of (i) the then current fair market rental ("Fair Market Rental"), which unless otherwise mutually agreed to by Landlord and Tenant shall be determined by the appraisal procedure set forth in Article XXIV and (ii) the Minimum Rent for the Lease Year immediately preceding the Extended Term plus five percent (5%). Tenant's failure to exercise its renewal option as to the first Extended Term shall result in the loss of its renewal option as to the second Extended Term. As used herein, the term "Other Leases" shall refer to, collectively, (i) that certain Master Lease Agreement, dated as of February 28, 1999, between Americold Corporation, as landlord, and AmeriCold Logistics, LLC, as tenant, as amended, (ii) that certain Master Lease Agreement, dated as of April 22, 1998, between URS Real Estate, L.P., as landlord, and URS Logistics, Inc., as tenant, as amended, and (iii) such other Master Lease Agreements as may be entered into from time to time between Landlord or its Affiliates and Tenant or its Affiliates."

            Section 3. The definition of "Pre-Approved Party" is hereby amended and restated in its entirety to read as follows:

                  ""Pre-Approved Party" shall mean (i) URS Logistics, Inc., a
            Delaware corporation; (ii) Americold Corporation, an Oregon corporation; (iii) any Person with or into which URS Logistics, Inc. and/or Americold Corporation is merged on consolidated or to which URS Logistics, Inc. and/or Americold Corporation transfer all or substantially all of its or their assets or which succeeds to all or substantially all of the business of URS Logistics, Inc. and/or Americold Corporation; (iv) any Person fifty-one percent (51%) or more owned, directly or indirectly, and controlled by one or more or more of the Persons identified in clauses (i) - (iii) above; (v) any Person in which one or more Persons described in clauses (i) - (iv) above are sole operating partners or managing members; (vi) any other Person as to which Tenant shall have obtained a Rating Confirmation; and (vii) any Landlord's Lender that acquires Tenant's interest in this Lease by foreclosure or any action in lieu thereof."

            Section 4. The definition of the term "Vornado Operating" is hereby amended and restated in its entirety to read as follows:

                  ""Vornado Operating" shall mean Vornado Operating Company, a
            Delaware corporation formerly known as Vornado Operating, Inc.."

            Section 5. Section 3.1(a) and Section 3.1 (b) of the Lease is hereby amended and restated in its entirety to read as follows:

                  "3.1 Rent. Tenant will pay to Landlord, in lawful money of the
            United States of America which shall be legal tender for the payment of public and private debts, at Landlord's address set forth above or at such other place or to such other person, firms or corporations as Landlord may designate in writing from time to time,
            (i) Minimum Rent (as defined below), and (ii) Percentage Rent; provided that so long as the Initial Landlord's Debt is outstanding and Landlord is the "Borrower" thereunder, Minimum Rent and Percentage Rent shall be paid in accordance with the Cash Management Procedures. In addition, Tenant will pay to Landlord or the Person otherwise entitled thereto all Additional Charges during the Term on or before the same are delinquent.

      (a)   Minimum Rent:

                  (i) For the period commencing on the Commencement Date through
            December 31, 2003, the sum of FORTY NINE MILLION THIRTY ONE THOUSAND AND 00/100 DOLLARS ($49,031,000.00) per annum.

                  (ii) For the period commencing on January 1, 2004 through
            December 31, 2008, the sum of FIFTY MILLION FIVE HUNDRED SEVENTY TWO THOUSAND AND 00/100 DOLLARS ($50,572,000.00) per annum.

                  (iii) For the period commencing on January 1, 2009 through
            February 28, 2014, the greater of (x) FIFTY THREE MILLION ONE HUNDRED ONE THOUSAND AND 00/100 DOLLARS ($53,101,000.00) per annum and (y) the Fair Market Rental of the Leased Property, which unless otherwise mutually agreed to by Landlord and Tenant shall be determined by the appraisal procedure set forth in Article XXIV.

Minimum Rent shall be prorated among each Leased Property pursuant to the percentages set forth next to each Leased Property on Exhibit 3.1(a) attached hereto. Minimum Rent for each Fiscal Year shall be payable:

     (x) for the period from the Commencement Date through (and including) the Rent Payment Date (as defined herein) occurring in September, 2000, in arrears, and

     (y) for the period from (but excluding) the Rent Payment Date occurring in September, 2000, through the balance of the Term, in advance,


in either case in twelve (12) equal installments on the eleventh (11th) day of each calendar month of the Initial Term and each Extended Term (the "Rent Payment Date"); provided that if such 11th day is not a Business Day, then the Rent Payment Date shall be the next preceding Business Day; provided further that the advance Minimum Rent installment otherwise payable on the Rent Payment Date in September, 2000, shall instead be deferred and paid in six (6) equal installments on each Rent Payment Date occurring in September, 2000 through February, 2001. Minimum Rent shall be paid for the period of the eleventh
(11th) of each month (or, if applicable, the Commencement Date) through the tenth (10th) of the next month (or, if applicable, the expiration of the Term) (each, a "Rental Period"), provided that the first and last payments of Minimum Rent shall be prorated as to any partial Rental Period, based on the number of days within the Term during such Rental Period and the number of days insuch Rental Period. The first installment payment of Minimum Rent shall be payable on May 11, 1998, for the Rental Period beginning with the Commencement Date and ending May 10, 1998.

            Notwithstanding the foregoing, for the period commencing with the date hereof and expiring on the third (3rd) anniversary of the date hereof, to the extent that Available Cash is less than the amount of Fixed Rent and Percentage Rent, as certified by Tenant (together with reasonable documentation thereof) and agreed to by Landlord, the Fixed Rent and Percentage Rent shall accrue, and the payment thereof (together with interest at the Interest Rate) shall be deferred to, the earlier of (A) the third (3rd) anniversary of the date hereof and (B) such date as Available Cash shall be available, to the extent of such Available Cash (and Available Cash shall be applied first to interest, then to the accrued Fixed Rent and then to the accrued Percentage Rent), provided that the maximum amount of Fixed Rent that may be deferred under this paragraph shall be fifteen percent (15%) of the stated Fixed Rent obligation. As used herein, "Available Cash" shall be Receipts less Operating Expenses. In no event, however, shall the rent deferral permitted hereunder be such that Landlord will have insufficient cash flow to service Landlord's Debt or to the extent that such rent deferral is not permitted under the terms of the Initial Landlord's Debt.

      (b)   Percentage Rent:

            (i) Generally; Payment in Installments. In addition to the Minimum Rent payable with respect to the Leased Property, Tenant shall pay Percentage Rent for each Lease Year. Percentage Rent shall be payable quarterly in arrears in four (4) installments, on the Rent Payment Date occurring in April, July, August and January of each Lease Year, in respect of the quarter ending in the prior month, commencing in April, 1999. Each quarterly installment shall be based on, and accompanied by, an Officer's Certificate setting forth Tenant's current estimated Receipts for the Leased Property (on a Leased Property-by-Leased Property basis) on a cumulative basis for the period commencing with the Lease Year through the end of the quarter in question, and shall take into account previous installments paid in respect of such Lease Year.

            (ii) Presentation of Certificate and Audit. Not later than the 25th day following the end of each Lease Year, Tenant shall deliver to Landlord an Officer's Certificate setting forth (x) the Receipts for the Leased Property (on a Leased Property-by-Leased Property basis) and (y) the computation made by Tenant in determining Percentage Rent, in each case
      (a) for such Lease Year and (b) for each individual calendar quarter during such Lease Year, together with an audit of such Receipts conducted by a "Big Six" firm of independent certified public accountants proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record Receipts for the Leased Property. Tenant shall retain such records, for at least three (3) years after the expiration of each Lease Year.

            (iii) Confirmation of Percentage Rent. Landlord, at its own expense, except as provided herein below, shall have the right, exercisable by Notice to Tenant within two (2) years after receipt of the applicable Officer's Certificate referred to in clause (ii) above, by its accountants or representatives to audit the information set forth in such Officer's Certificate and, in connection with such audits, to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns).

            (iv) Adjustments of Percentage Rent. If the certificate or audit described in Section 3.1(b)(ii), or any audit described in Section 3.1(b)(iii), discloses a deficiency in the payment of Percentage Rent and any differences between the parties are resolved (which, absent the parties' agreement shall be determined pursuant to arbitration in accordance with Schedule 15.4), Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof. If such deficiency, as determined or agreed upon or compromised as aforesaid, is more than four percent (4%) of the Receipts reported by Tenant for such Lease Year and, as a result, Landlord did not receive at least ninety-five percent (95%) of the Percentage Rent payable with respect to such Lease Year, Tenant shall pay the reasonable cost of such audit and examination. If the certificate or audit described in Section 3.1(b)(ii), or any audit described in Section 3.1(b)(iii), discloses a overpayment of Percentage Rent and any differences between the parties are resolved (which, absent the parties' agreement shall be determined pursuant to arbitration in accordance with
      Schedule 15.4), then (provided no Event of Default has occurred and is continuing) Landlord shall grant Tenant a credit equal to the amount of such overpayment against the Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate accruing from the date of payment by Tenant until the date such credit is applied. If such credit cannot be made because the Term has expired prior to application in full thereof, then (provided no Event of Default has occurred and is continuing and provided Tenant has paid all amounts required under this Lease), Landlord shall repay the unapplied balance of such credit to Tenant.

            (v) Maximum Adjustments of Percentage Rent. Notwithstanding the foregoing, (A) in no event shall Tenant be permitted under Section 3.1(b)(iv) a credit or refund in respect of Percentage Rent in excess of 15 percent of the aggregate installments of Percentage Rent paid in respect of any Lease Year pursuant to Section 3.1(b)(i) and (B) in no event shall Tenant be permitted under Section 3.1(b)(i) a credit or refund in respect of Percentage Rent in excess of 15 percent of the aggregate installments of Percentage Rent paid in respect of immediately preceding calendar quarter pursuant to Section 3.1(b)(i).

            (vi) Confidentiality. Any information obtained by Landlord with respect to Receipts, Operating Income and Operating Expenses pursuant to the provisions of this Lease shall be treated as confidential, except that such information may be (1) disclosed to the extent that it otherwise becomes public information, (2) disclosed to the extent that Landlord is advised by counsel that Landlord is required to disclose such information by subpoena, court order, securities laws and regulations, any other laws or regulations or stock-exchange requirements, (3) used in any litigation between the parties (subject to such confidentiality safeguards as Tenant may request and the courts may impose), (4) disclosed to Landlord's direct and indirect lenders and investors (and prospective direct and indirect lenders and investors), and (5) disclosed to the extent permitted in Landlord's Loan Documents relating to any Landlord's Debt, provided that, with respect to the disclosures permitted under clause (4), Landlord shall obtain the agreement of the Persons to whom disclosure is made to maintain such information as confidential in accordance with terms of this Subsection (iv) and in no event shall public or Rule 144A holders of Landlord's Debt be permitted to receive such information on an individual Leased Property basis.

            (vii) Survival. The obligations of Tenant and Landlord contained in this Section 3.1 shall survive the expiration or earlier termination of this Lease."

            Section 6. Section 6.1(h) of the Lease is hereby amended as follows:

            (a) The phrase "Tenant will use reasonable efforts to furnish to Landlord within eighty (80) days (and in no event later than ninety (90) days) following the end of each Fiscal Year of Tenant," in the first sentence of Section 6.1(h)(2) of the Lease is hereby replaced with "Tenant will use reasonable efforts to furnish to Landlord within sixty (60) days (and in no event later than seventy-five (75) days) following the end of each Fiscal Year of Tenant,";

            (b) The phrase "Tenant will furnish, or cause to be furnished, to Landlord on or before the thirtieth (30th) day after the end of each calendar month," in the first sentence of Section 6.1(h)(3) of the Lease is hereby replaced with "Tenant will furnish, or cause to be furnished, to Landlord on or before the fifteenth (15th) day after the end of each calendar month,";

            (c) The phrase "Tenant will furnish, or cause to be furnished, to Landlord on or before the forty-fifth (45th) day after the end of each calendar quarter," in the first sentence of Section 6.1(h)(4) of the Lease is hereby replaced with "Tenant will furnish, or cause to be furnished, to Landlord on or before the fifteenth
      (15th) day after the end of each calendar quarter,"; and

            (d) The phrase "Tenant shall furnish to Landlord, within ten (10) Business Days after request," in Section 6.1(h)(5) of the Lease is hereby replaced with "Tenant shall furnish to Landlord, within seven (7) days after request,".

            Section 7. Section 8.1(i) of the Lease is hereby amended and restated in its entirety to read as follows:

            "(i) "For any Material Alteration (other than a Material Alteration the cost of which one or more Subtenants are obligated to pay for or reimburse to Tenant and which Tenant reasonably believes will be so paid or reimbursed in a timely manner), Tenant shall be obligated to deliver to a Depositary Eligible Collateral in an amount that, when taken together with any amount then in any reserve account funded pursuant to the Cash Management Procedures and permitted to be used in connection with such Material Alteration, shall be sufficient to pay all of the costs of the Material Alteration in excess of the Threshold Amount, which Eligible Collateral shall be held by the Depositary and released to Tenant as such work progresses in accordance with Section 8.1(j). In addition, if all Material Alterations (other than a Material Alteration the cost of which one or more Subtenants are obligated to pay for or reimburse to Tenant and which Tenant reasonably believes will be so paid or reimbursed in a timely manner) then being performed exceeds $15,000,000 (the "Aggregate Threshold Amount"), Tenant shall be obligated to deliver to the Depositary Eligible Collateral in amount that, when taken together with (x) any Eligible Collateral previously delivered under this subsection (i) and (y) any amounts then in any reserve funded pursuant to the Cash Management Procedures and permitted to be used in connection with such Material Alteration, shall be sufficient to pay all of the costs of the Material Alteration in excess of the Aggregate Threshold Amount, which Eligible Collateral shall be held by the Depositary and released to Tenant at such time as the remaining costs of the Material Alteration are less than the Aggregate Threshold Amount."

            Section 8. Section 9.1(b) of the Lease is hereby amended and restated in its entirety to read as follows:

                  "(b) Notwithstanding anything herein to the contrary, Landlord shall promptly make all necessary and appropriate repairs and replacements to the Leased Property (other than those repairs and replacements (i) caused by the negligence or wilfull misconduct of Tenant or any Person claiming by, through or under Tenant or (ii) required as a result of Casualty or

      Condemnation to the Leased Property) the costs of which are required to be depreciated under the Internal Revenue Code on a 39-year basis (or any successor period of depreciation for buildings), provided that Tenant shall make such repairs or pay such expenditures (as applicable) to the extent the same exceed, on a cumulative basis, $3,000,000 per annum, increased 5 percent as of January 1, 2003 and January 1, 2008. Landlord's obligation pursuant to the prior sentence, however, shall be subject to prior reasonable notice from Tenant as to the need to make such repair and replacement. Further, Landlord may elect that Tenant perform such repair and replacement, in which event, Landlord shall reimburse or pay to Tenant, within fifteen (15) days after Tenant's submission to Landlord of reasonable evidence of the out-of-pocket costs incurred by Tenant in making such repairs and replacements. Further, Tenant agrees that (A) it shall expend annually for the repair and replacement of 39-Year Property not less than $3,641,654.00 for the period from the Commencement Date through December 31, 1999, increasing by 5% annually for each succeeding Fiscal Year (such amount, the "Minimum Tenant's Responsibility"), provided that Tenant shall not be deemed to have expended any amounts in satisfaction of the Minimum Tenant's Responsibility until such time as Tenant shall have expended all amounts required to be spent by Tenant under Section 2.3 of the Asset Purchase Agreement in connection with which this Lease was assigned to Tenant, to which Tenant (or its assignee) is party, (B) to the extent Tenant shall have spent less than the specified amount in any Lease Year, such unspent amount shall cumulate and Tenant shall be required to expend the unspent portion in subsequent Lease Years, and (C) if at the end of the Term, there shall be any cumulative unspent amounts, Tenant shall pay such amount to Landlord not later than the end of the Term."

            Section 9. Section 15.4 of the Lease is hereby amended and restated in its entirety to read as follows:

                  "15.4 Modifications to Secure Financing. If any Superior Party
            or prospective Superior Party shall request modifications of this Lease as a condition to the provision, continuance or renewal of any such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that (i) either such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights under this Lease or (ii) if such modifications would materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights under this Lease, then Landlord shall compensate Tenant for the same. Disputes as between Landlord and Tenant regarding whether a proposed modification would materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights under this Lease, and the compensation that would be payable to Tenant as a result thereof shall be determined by arbitration in accordance with the terms of
            Schedule 15.4 hereto."

            Section 10. Section 25.1 of the Lease is hereby amended and restated in its entirety to read as follows:

            "25.1 General REIT Provisions.

                  25.1.1 REIT Requirements. Tenant understands that Landlord or an Affiliate of Landlord intends to elect to qualify as a real estate investment trust ("REIT"). Accordingly, unless otherwise notified by Landlord,, the following requirements (the "REIT Requirements") must be satisfied:

            (i) The average of the adjusted tax bases of Landlord's personal property leased to Tenant under a lease at the beginning and end of a calendar year cannot exceed 15% of the average of the aggregate adjusted tax bases of all of Landlord's property that is leased to Tenant under such lease at the beginning and end of such calendar year.

            (ii) Tenant cannot sublet the property leased to it by Landlord, or enter into any other arrangement, if such sublet or other arrangement would cause all or a portion of the amounts paid by Tenant to Landlord hereunder to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

            (iii) Tenant cannot sublease the property leased to it by Landlord to, or enter into any similar arrangement with, any person in which Landlord owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

            (iv) Landlord cannot own, directly or indirectly, a 10% or more interest in Tenant, within the meaning of Section 856(d)(2)(B) of the Code.

                  25.1.2 Satisfaction of REIT Requirements. Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, to use their best efforts to permit the REIT Requirements to be satisfied. Tenant agrees, and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with Landlord or to ensure that the REIT Requirements are satisfied, including providing Landlord with information about the ownership of Tenant, and its Affiliates to the extent that such information is reasonably available. In addition, Tenant agrees, and agrees to cause its Affiliates, to cooperate with Landlord in connection with any additional requirements relating to Landlord's qualification as a REIT arising from and after the date hereof. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify Landlord of such noncompliance.

            Section 11. Section 29.1 of the Lease is hereby amended and restated in its entirety to read as follows:

            "29.1 Landlord's Option to Purchase Tenant's Personal Property. Tenant hereby grants Landlord the option to purchase all of the equipment and personal property (tangible and intangible) that is employed by Tenant in connection with the use and operation of each of the Properties, and the business conducted thereat, including any interest of Tenant in the warehousing and customer contracts (to the extent the same is assignable) and the interest of Tenant in any equipment leases and the like. Such option shall be exercisable by Landlord at any time prior to the date of expiration or earlier termination of this Lease in respect of a Property and the conveyance in respect thereof shall be consummated (and the payment of the purchase price therefor made) concurrently with such expiration or earlier termination. The purchase price payable for Tenant's Personalty shall be the Fair Market Value thereof, determined in accordance with the terms of Article XXIV hereof (as adjusted to the extent required to reflect that the subject of the appraisal is Tenant's Personalty rather than a Leased Property). Tenant agrees to cooperate with Landlord in effecting the smooth and orderly transfer of Tenant's Personalty in the event of Landlord's exercise of the Purchase Option. Tenant's Personalty shall be conveyed free and clear of all liens, encumbrances or rights of other parties, except as may have been disclosed to the appraisers in the process of establishing the Fair Market Value thereof."

            Section 12. Exhibit 3.1(b) "Calculation of Percentage Rent" is hereby amended and restated in its entirety to read as follows:

            "Percentage Rent, with respect to each Lease Year, shall be calculated annually as follows:

            (i) for the period from the Commencement Date through December 31, 2003, the product of (a) 41.5% times (ii) all Receipts for the applicable Lease Year in excess of the Breakpoint;

            (ii) for the period from January 1, 2004 through December 31, 2008, the product of (a) 43% times (ii) all Receipts for the applicable Lease Year in excess of the Breakpoint; and

            (iii) for the period from January 1, 2009 through February 28, 2014, the product of (a) 43.5% times (ii) all Receipts for the applicable Lease Year in excess of the Breakpoint.

As used herein, the "Breakpoint" with respect to any Lease Year shall be $118,147,000. The Breakpoint shall be adjusted to account for the termination of this Lease with respect to any one or more of the Leased Properties in accordance with the terms of this Lease on a pro rata basis among each Leased Property based on the percentages set forth next to each Leased Property in
Exhibit 3.1(a) attached to this Lease.

            Section 13. The Lease is hereby amended by adding the following
Schedule 15.4 thereto:

                                 "Schedule 15.4
                             Arbitration Procedures

Arbitration shall be held in the city of Atlanta, Georgia in accordance with the rules of the American Arbitration Association then in effect. There shall be one arbitrator appointed in accordance with those rules. As part of the award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of their claims and defenses. The arbitration shall commence within thirty (30) days after demand for arbitration is made by a party hereto. The arbitrator shall render his/her award within thirty (30) days after the completion of the arbitration and the arbitration shall be held on consecutive Business Days. Failure by either party to submit to arbitration as required under this Lease shall result in the arbitrator ruling in favor of the other party is such other party has submitted to arbitration under this Lease. Judgement may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the Georgia courts for that purpose. The arbitrator may grant injunctive or other equitable relief."

            Section 14. Each party hereto represents and warrants that this Amendment has been duly authorized, executed and delivered on behalf of such party.

            Section 15. The Lease is in full force and effect and, except as set forth herein, is unmodified.

            Section 16. This Amendment may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives on this 10th day of March 1999, effective as of the day and year first above written.

                              AMERICOLD REAL ESTATE, L.P.

                              By:   Americold Realty, Inc., its general
                                    partner


                                    By: /s/ Irwin Goldberg
                                        ----------------------------------------
                                        Name: Irwin Goldberg
                                        Title: Vice President and Chief
                                               Financial Officer

                              AMERICOLD LOGISTICS, LLC

                              By:   URS Logistics, Inc., its member


                                    By: /s/ Frederick B. Beilstein III
                                        ----------------------------------------
                                        Name: Frederick B. Beilstein III
                                        Title: Senior Vice President

                                                                    Exhibit 10.7

                    ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

      THIS ASSIGNMENT AND ASSUMPTION OF MASTER LEASE ("Assignment") is made and entered into as of this 28th day of February, 1999, by and between Americold Corporation, an Oregon corporation ("Assignor") and AmeriCold Logistics, LLC, a Delaware limited liability company ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, Assignor is in the business of providing refrigerated, frozen and dry warehouse storage services, logistics, distribution and transportation services and other services (the "Business") on a contract basis for its customers; and

      WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of February 26, 1999 (the "Purchase Agreement"), pursuant to which Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell to Assignee, substantially all of the tangible and intangible personal property assets of Assignor used or held for use in Assignor's Business, as described in the Purchase Agreement; and

      WHEREAS, Assignor is a party to that certain Master Lease Agreement, dated April 22, 1998, by and between AmeriCold Real Estate, L.P., as landlord, and Assignor, as tenant (the "Master Lease") relating to certain real property and/or refrigerated warehouse facilities which Assignor uses in its operation of the Business; and

      WHEREAS, in conjunction with the transaction contemplated by the Purchase Agreement, Assignee has required that Assignor transfer and assign to Assignee all of the right, title and interest of Assignor in, to and under the Master Lease (as such may have been amended, extended, renewed or supplemented from time to time), and Assignor desires and intends by this instrument to assign to Assignee all of Assignor's right, title and interest in, to and under the Master Lease.

      NOW, THEREFORE, in consideration of the forgoing premises, the consideration set forth in the Purchase Agreement, the covenants hereafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

      1. Assignment by Assignor. Assignor hereby assigns, transfers, sets over, grants and conveys to Assignee, its successors and assigns, all of the right, title, and interest of Assignor in and to the Master Lease, as such may have been amended, extended, renewed or supplemented from time to time.

      2. Assumption by Assignee. Assignee hereby accepts this Assignment and as a part of the consideration therefor assumes all of the responsibilities and obligations of Assignor arising and to be performed after the date hereof relating to the Master Lease.

      3. Further Assurances. Assignor and Assignee shall execute such other documents or instruments and/or take such other actions and make such other deliveries as may be necessary to assign the Master Lease to Assignee or to otherwise effect the transactions contemplated by this Assignment. Assignor covenants and agrees that in the event that (i) any rights, title or interest in and to the Master Lease covered in this Assignment cannot be transferred or assigned by Assignor without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained or (ii) any rights, title or interest in and to the Master Lease are non-assignable by their nature and will not pass by this Assignment, the beneficial interest in and to the same will in any event pass to Assignee, and Assignor covenants and agrees (a) to hold, and hereby declares that Assignor holds such rights, title or interest in trust for, and for the benefit of, Assignee, (b) to use all reasonable means to obtain and to secure such consents and give such notice as may be required to effect a valid transfer or transfers of rights, title or interest in and to the Master Lease and (c) to make or complete such transfer or transfers of title as soon as reasonably possible.

      4. Environmental Indemnity Provisions.

            Assignor hereby agrees to hold harmless Assignee and/or any successors in interest, and the respective directors, officers, employees and agents of any of the foregoing from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and attorneys' fees) incurred by Assignee or any other indemnitee or assessed against the property covered by the Master Lease by virtue of any claim or lien by any governmental or quasi-governmental unit, body or agency, or any third party, for cleanup costs or other costs pursuant to any environmental laws, but only to the extent that the same relate to the period prior to the date hereof.

      5. Miscellaneous Provisions.

            (a) Non-Waiver; Modification. Except as expressly provided for herein, Assignor and Assignee each hereby agree that nothing contained in this Assignment shall be deemed or construed to waive or to modify the terms of the Master Lease.

            (b) Reliance. Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to Assignee and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Assignment or to the authenticity of any copy, conformed or otherwise, hereof.

            (c) Assignment and Binding Agreement. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

            (d) Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (e) Governing Law and Submission to Jurisdiction. Except as otherwise expressly provided herein, this Assignment shall be governed by and construed under the laws of the State of Delaware without giving effect to otherwise applicable principles of conflicts of laws.

            (f) Pronouns; Captions. All personal pronouns in this Assignment, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular. All captions in this Assignment are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

      IN WITNESS WHEREOF, the parties hereto have caused the execution and sealing of this Assignment as of the day and year first written above.

                                ASSIGNOR:

                                AMERICOLD CORPORATION

                                By: /s/ Daniel F. McNamara
                                   ---------------------------------------
                                Name: Daniel F. McNamara
                                Its:  President


                                             [CORPORATE SEAL]

                                ASSIGNEE:

                                AMERICOLD LOGISTICS, LLC

                                By: /s/ Frederick B. Beilstein III        (SEAL)
                                   ---------------------------------------
                                Name: Frederick B. Beilstein III
                                Its:  Senior Vice President